UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Winn-Dixie Stores, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WINN-DIXIE STORES, INC.

5050 EDGEWOOD COURT • JACKSONVILLE, FLORIDA 32254-3699

Notice of Annual Meeting of Shareholders

to be held November 7, 2007

To all Shareholders of Winn-Dixie Stores, Inc.:

You are invited to attend the 2007 annual meeting of shareholders of Winn-Dixie Stores, Inc. (“Winn-Dixie”, “we”, “us”, “our” or the “Company”). The annual meeting will be held at our headquarters at 5050 Edgewood Court, Jacksonville, Florida at 9:00 a.m. Eastern time, on Wednesday, November 7, 2007. At the meeting, our shareholders will act on the following matters:

•	Election of directors for a term of one year;

•	Approval of an amendment to the Equity Incentive Plan (the “Plan”) to increase the number of shares available under the Plan by 2,188,000 and to increase the share limits under the Plan applicable to certain types of awards;

•	Ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for fiscal 2008; and

•	Any other business that may properly come before the meeting.

The Board of Directors has fixed September 10, 2007 as the record date for the annual meeting. Only holders of our common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

This will be our first annual meeting of shareholders since our emergence from Chapter 11 on November 21, 2006. In addition to acting on the matters described above, our Chief Executive Officer, Peter L. Lynch, will review our most recent fiscal year and plans for the upcoming year as well as answer shareholder questions.

By Order of the Board of Directors,

Larry B. Appel

Secretary

Jacksonville, Florida

September 26, 2007

Whether or not you expect to attend the annual meeting, please sign and return the enclosed proxy card promptly. Alternatively, you may give a proxy by telephone or over the Internet by following the instructions on your proxy card or in the proxy statement. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

WINN-DIXIE STORES, INC.

5050 EDGEWOOD COURT • JACKSONVILLE, FLORIDA 32254-3699

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 7, 2007

Our annual meeting of shareholders will be held on Wednesday, November 7, 2007 at our headquarters at 5050 Edgewood Court, Jacksonville, Florida, beginning at 9:00 a.m. Eastern time. The enclosed form of proxy is solicited by our Board of Directors. We anticipate that this proxy statement and the accompanying proxy card will first be mailed to holders of our common stock on or about September 26, 2007.

GENERAL INFORMATION

Why am I receiving this proxy statement and proxy card?

You are receiving this proxy statement and proxy card from us because you own shares of our common stock. This proxy statement describes issues on which we would like you, as a shareholder, to vote. It provides information on these issues so that you can make an informed decision.

When you sign the proxy card or submit your proxy by telephone or Internet, you appoint Peter L. Lynch and Terry Peets as your representatives at the meeting. These representatives will vote your shares at the meeting (or any adjournments or postponements) as you have instructed them. With proxy voting, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card or submit your proxy via Internet or telephone in advance of the meeting just in case your plans change.

If an issue comes up for vote at the meeting (or any adjournments or postponements) that is not described in this proxy statement, these representatives will vote your shares, under your proxy, at their discretion.

What do I need to bring if I plan to attend the annual meeting in person?

Shareholders will need to register at the meeting to attend the meeting in person. Please bring identification with you. If your shares are not held in your name, you will need to bring proof of your ownership of those shares to the meeting in order to register. You should ask the broker, bank or other institution that holds your shares to provide you with a copy of an account statement or a letter that shows your ownership of Winn-Dixie common stock on September 10, 2007. Please bring that documentation to the meeting to register.

What do I do if I was a creditor in the bankruptcy and I don’t know where my shares are?

If you were a creditor in the bankruptcy and need information regarding the shares you were issued in the bankruptcy distribution, you can contact our transfer agent, American Stock Transfer and Trust Company (“American Stock Transfer”) at 1-800-937-5449.

When is the record date?

The Board of Directors has fixed September 10, 2007 as the record date for the annual meeting. Holders of common stock as of the close of business on this date will be entitled to vote at the annual meeting.

How many shares are outstanding? How many votes are permitted per share?

As of the record date, there were 53,901,473 shares of common stock issued and outstanding. Each share is entitled to one vote. No cumulative rights are authorized and dissenters’ rights are not applicable to any of the matters being voted upon.

In accordance with Florida law, a list of shareholders as of the record date will be available at the annual meeting and for 10 days prior to the meeting for inspection by any shareholder or the shareholder’s agent or attorney at our headquarters, located at 5050 Edgewood Court, Jacksonville, Florida, between the hours of 9:00 a.m. and 5:00 p.m.

What am I voting on?

You are being asked to vote on the following:

•	the election of nine directors for a one year term, or until their respective successors are duly elected and qualified;

•

the approval of an amendment to the Equity Incentive Plan to increase the number of shares available under the Plan by 2,188,000 and to increase the share limits under the Plan applicable to certain types of awards;

•	the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2008; and

•	any other business that may properly come before the meeting.

Our By-Laws require a shareholder to give advanced notice of any proposal intended to be presented at the meeting. The deadline for this notice has passed and we have not received any notices. If any other matter properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How do I vote?

Holders of record of our shares have four voting options:

•	over the Internet at www.voteproxy.com;

•	by telephone toll-free at 1-800-PROXIES (1-800-776-9437);

•	by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope; or

•	by attending the annual meeting and voting in person.

If you vote by telephone or over the Internet, you will be prompted to enter the voter control number printed on your proxy card above your name and to follow a few simple instructions. Voting via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting or to change your vote electronically or by telephone.

If you hold your shares in “street name” through a bank, broker or other nominee, your ability to vote by telephone or over the Internet depends on the voting processes of the broker, bank or other nominee. These programs are different from the program offered by our transfer agent, American Stock Transfer, for shares registered in the name of the shareholder. Please follow the instructions provided by your bank, broker or other nominee on the voting instruction form or proxy card carefully.

Can shareholders vote in person at the annual meeting?

We will pass out written ballots to any holder of record who wants to vote at the meeting. If you hold your shares through a brokerage account but do not have a physical share certificate or the shares are registered in someone else’s name, you must request a legal proxy from your stockbroker or the registered owner to vote at the meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with the transfer agent and/or with stockbrokers. Please vote all of the shares.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the annual meeting. You may do this by:

•	voting again over the Internet or by telephone prior to 11:59 p.m., Eastern time, on November 6, 2007;

•

signing another proxy with a later date and mailing it to our transfer agent, American Stock Transfer, as long as American Stock Transfer receives the proxy prior to 11:59 p.m., Eastern time, on November 6, 2007;

•	voting in person at the annual meeting; or

•	giving written notice to our Corporate Secretary at the address on the front cover of this proxy statement.

How many votes do you need to hold the meeting?

For us to conduct the annual meeting we must have a quorum, which means that a majority of our outstanding shares of common stock as of the record date must be represented at the meeting. Your shares will be counted as represented at the annual meeting if you:

•	vote via the Internet or by telephone;

•	properly submit a proxy (even if you do not provide voting instructions); or

•	attend the annual meeting and vote in person.

How many votes are needed to elect directors?

The nine nominees receiving the highest number of FOR votes cast by the shareholders will be elected as directors, even if those nominees do not receive a majority of the votes cast. This number is called a plurality. A properly executed proxy card marked WITHHOLD with respect to the election of a director will not be voted and will not count FOR the nominee.

How many votes are needed to approve the amendment to the Plan and to ratify the appointment of KPMG?

The amendment to the Plan will be approved and the appointment of KPMG will be ratified if the votes cast FOR the proposals exceed the votes cast AGAINST the proposals. A properly executed proxy card marked ABSTAIN with respect to either of these proposals will not be voted and will not count FOR or AGAINST the proposal. Abstentions with respect to a proposal are counted for purposes of establishing a quorum.

Will my shares be voted if I do not sign and return my proxy card?

If you are a shareholder of record and you do not sign and return your proxy card or attend the annual meeting and vote in person, your shares will not be voted and will not count in deciding the matters presented for stockholder consideration in this proxy statement.

If your shares are held in “street name” through a bank or broker and you do not provide voting instructions before the annual meeting, your bank or broker may vote your shares on your behalf under certain circumstances. Brokerage firms have the authority under certain rules to vote shares for which their customers do not provide voting instructions on “routine” matters.

The election of directors and the ratification of the appointment of KPMG are considered “routine” matters under these rules. Therefore, brokerage firms are allowed to vote their customers’ shares on these matters if the customers do not provide voting instructions. If your brokerage firm votes your shares on these matters because you do not provide voting instructions, your shares will be counted for purposes of establishing a quorum to conduct business at the meeting and in determining the number of shares voted FOR or AGAINST the routine matters.

The amendment to the Plan is not considered a routine matter. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum, but not for determining the number of shares voted FOR or AGAINST the non-routine matter.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

How are votes counted?

Your shares will be voted as you indicate. If you just sign your proxy card with no further voting instructions, your shares will be voted:

•	FOR the nine director nominees;

•

FOR the approval of the amendment to the Plan to increase the number of shares available under the Plan by 2,188,000 and to increase the share limits under the Plan applicable to certain types of awards; and

•	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm.

Voting results will be tabulated and certified by our transfer agent, American Stock Transfer.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. We will publish the final results in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2008, which will be filed with the Securities and Exchange Commission (the “SEC”).

Who will pay for the costs of soliciting proxies?

We will bear the cost of soliciting proxies. In an effort to have as large a representation at the meeting as possible, our directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. To further assist us in our efforts, we have engaged Georgeson Inc. to solicit proxies for an estimated fee of $8,500, plus expenses. Upon request, we will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of our common stock on the record date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares.

How can I obtain an additional copy of the Annual Report on Form 10-K for fiscal 2007?

Our Annual Report on Form 10-K for fiscal 2007, which includes audited financial statements, accompanies this proxy statement. You may obtain additional copies of the Form 10-K by clicking on “SEC Filings” on the Investor Relations page of our website at www.winn-dixie.com.

At the written request of any shareholder who owns common stock on the record date, we will provide, without charge, an additional paper copy of the Form 10-K, including the financial statements and financial statement schedules but not including exhibits. If requested, we will provide copies of the exhibits for a reasonable fee. Requests for additional paper copies of the Form 10-K should be directed to:

Winn-Dixie Stores, Inc.

5050 Edgewood Court

Jacksonville, Florida 32254-3699

Attention: Shareholder Relations

Email: shareholderrelations@winn-dixie.com

What is “householding” and how does it affect me?

Householding is a program approved by the SEC which allows the delivery of only one package of proxy materials to you if there are multiple shareholders residing at the same address, unless we have received contrary instructions from one or more of the shareholders. This means you will receive an envelope containing one set of proxy materials and a separate proxy card for each shareholder account in the household. Proxy materials may include an annual report and a proxy statement. Householding saves us money by reducing printing and postage costs. It also creates less paper for you to manage and is environmentally friendly.

We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any shareholder residing at an address to which only one copy was mailed. Shareholders residing at the same address who do not wish to participate in householding may contact us to request multiple copies of the proxy materials in the future. Shareholders residing at the same address and currently receiving multiple copies of the proxy materials may contact us to request to participate in householding in the future. For requests relating to householding, please contact Shareholder Relations, 5050 Edgewood Court, Jacksonville, Florida 32254-3699, telephone number (904) 783-5000, email address shareholderrelations@winn-dixie.com.

OUR BOARD OF DIRECTORS

GENERAL INFORMATION ABOUT OUR BOARD

How did emergence from Chapter 11 affect the Board of Directors?

Under the Plan of Reorganization filed in connection with our emergence from Chapter 11 on November 21, 2006 (the “POR”), new membership of the Board of Directors was established. All Board members serving as of the date of emergence, with the exception of Peter L. Lynch, resigned. Post-emergence, the Board consists of nine directors, including Mr. Lynch and eight directors identified by a national search firm. Eight members of the post-emergence Board (including Mr. Lynch) were selected by the Creditors Committee formed in connection with the Chapter 11 proceedings and approved by the bankruptcy court as part of the approval of the POR. One member was appointed after emergence pursuant to a process established in the POR, which involved the recommendation of the Claims Committee (the successor to the Creditors Committee) and approval by our Board and Nominating and Corporate Governance Committee. The eight initial post-emergence directors, Peter L. Lynch, Evelyn V. Follit, Charles P. Garcia, Jeffrey C. Girard, Yvonne R. Jackson, Gregory P. Josefowicz, Terry Peets and Richard E. Rivera, took office on November 21, 2006. The ninth director, James P. Olson, was elected to office on February 22, 2007.

Did your governance documents change upon emergence from Chapter 11?

Yes. New Articles of Incorporation and By-Laws were approved by the bankruptcy court as part of the approval of the POR. In addition, immediately after our emergence from Chapter 11, the Board of Directors adopted amended Corporate Governance Principles, as well as amended Committee Charters. The Articles of Incorporation and By-Laws were drafted in consultation with the Creditors Committee. Changes to our Corporate Governance Principles and Committee Charters were made primarily to align these documents with requirements of The NASDAQ Stock Market LLC (“NASDAQ”). The amended Corporate Governance Principles and Committee Charters can be found on the Corporate Governance page of our website at www.winn-dixie.com.

What is the size of the Board?

Our Articles of Incorporation require that our Board consist of a minimum of seven and a maximum of 12 members. Currently, our Board consists of nine directors.

Is the Board divided into classes?

No. While our Board was divided into classes prior to our emergence from Chapter 11, the amendments to our Articles of Incorporation and By-Laws approved as part of the POR eliminated the class structure of our Board.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Name, Principal Occupation for the Past Five Years and Directorships	Age as of June 27, 2007	Director Since Calendar Year
Evelyn V. Follit • 2005 to present, retired • 1997 to 2005, Senior Vice President and Chief Information Officer, Radio Shack Corporation (a consumer electronics retail company) • Director of Catalina Marketing, Inc. (a marketing solutions company) and Nautilus, Inc. (a fitness equipment retail, manufacturing and marketing company) • Appointed to the Board of Directors of Beall’s, Inc. (a retail department store company) in June 2007, with Board term to begin in December 2007	60	2006

Charles P. Garcia • 2006 to present, President of Sterling Hispanic Capital Markets Group, a division of vFinance Investments, Inc. (an investment banking services company focused on the global Hispanic market) • 1997 to 2006, Chief Executive Officer of Sterling Financial Group of Companies (a financial services and investment banking firm)	46	2006

Name, Principal Occupation for the Past Five Years and Directorships	Age as of June 27, 2007	Director Since Calendar Year

Jeffrey C. Girard • 2004 to present, retired • 2002 to 2004, Vice Chairman, Finance and Administration at Shopko Stores, Inc. (a food and drug retailing company)	59	2006

Yvonne R. Jackson • 2006 to present, President and Principle of BeecherJackson (a human resources management consulting firm) • 2002 to 2005, Senior Vice President and Chief People Officer of Pfizer, Inc. (a worldwide pharmaceutical company) • 1999 to 2002, Senior Vice President and Chief People Officer of Compaq Computer Co. (a computer manufacturing and marketing company) • 1993 – 1999, Senior Vice President and Chief People Officer, Burger King Corporation (a fast food retailer) • Member of the Advisory Council of PriceWaterhouseCoopers (a public accounting firm) since 2006	57	2006

Gregory P. Josefowicz • 2006 to present, Senior Level Consultant to Borders Group, Inc. (a book, movies and music retail company) • 1999 to 2006, President, Chief Executive Officer and Chairman of Borders Group, Inc. • Director of PetSmart, Inc. (a pet supply services company), Ryerson, Inc. (a metal distribution and processing company) and Telephone and Data Systems, Inc. (a telecommunications company)	54	2006

Peter L. Lynch • 2004 to present, President and Chief Executive Officer of Winn-Dixie • 2003 to 2004, a private investor • 1999 to 2003, held various positions with Albertson’s, Inc. (a food and drug retailing company), including President and Chief Operating Officer and Executive Vice President-Operations	54	2004

Name, Principal Occupation for the Past Five Years and Directorships	Age as of June 27, 2007	Director Since Calendar Year

James P. Olson • 2006 to present, retired • 2002 to 2006, Senior Vice President, Operations, PepsiCo International (a retail food and beverage company) • 1999 to 2002, Vice President, Operations, Ernest & Julio Gallo Winery (a retail wine manufacturing company)	57	2007

Terry Peets

•      2000 to present, Senior Advisor to JP Morgan Partners (now CCMP Capital, an investment banking company)

•      2000 to 2002, Chairman of the Board of Bruno’s Supermarkets, Inc. (a food retailing company)

•      Chairman of the Board and Director of World Kitchen, LLC (a kitchen products manufacturing and marketing company), the City of Hope National Cancer Center (a biomedical research, treatment and educational institution) and the Beckman Research Institute (a biomedical research institution)

•      Director of Interstate Bakeries, Inc. (a baked products manufacturing, marketing and distribution company) and Ruiz Foods, Inc. (a retail frozen foods manufacturing company)

	62	2006

Richard E. Rivera • 2004 to present, President and Chief Executive Officer of Rubicon Enterprises, LLC (a restaurant consulting, development and management company) • 1997 to 2004, served in various capacities at Darden Restaurants, Inc. (a dining restaurant company) including President and Chief Operating Officer from 2002 to 2004 and President of Red Lobster from 1997 to 2002 • Director of the National Restaurant Association (a restaurant trade organization)	60	2006

CORPORATE GOVERNANCE

BOARD STRUCTURE

How does the Board determine which directors are independent?

Our Corporate Governance Principles require that two-thirds of the members of the Board be independent as defined under NASDAQ listing standards. Under these independence criteria, a director will not be considered independent if he or she has a material relationship with us. Relationships we consider material include employment by us within the last three years, affiliation with our auditors within the last three years, being a part of an interlocking directorate within the last three years, being an officer or employee of a company that does substantial business with us or having a family member that meets one of these criteria.

What was the Board’s determination with respect to director independence?

The Board of Directors reviewed the independence of each director in September 2007. As a result of the review, the Board affirmatively determined that the following directors are independent: Evelyn V. Follit, Charles P. Garcia, Jeffrey C. Girard, Yvonne R. Jackson, Gregory P. Josefowicz, James P. Olson, Terry Peets and Richard E. Rivera. Peter L. Lynch is not independent because he is our employee.

How many times did the Board meet in fiscal 2007?

During the fiscal year ended June 27, 2007, the Board of Directors held 13 meetings. Of the 13 meetings, four were held prior to our emergence from Chapter 11 and nine were held since our emergence. All members of the Board during the fiscal year (both pre- and post-emergence) attended at least 75% of the Board meetings held during their service.

Do the independent directors of the Board meet during the year?

Yes. Under our Corporate Governance Principles, the independent directors meet at each face-to-face Board meeting without any representative of management being present. During the fiscal year ended June 27, 2007, the three Committee chairs rotated as the chair for the executive sessions of independent directors. In the future, the lead director, or in the absence of the lead director one of our Committee chairs, will preside at these sessions.

Does the Company have a lead director?

Pursuant to our Corporate Governance Principles, a lead director is to be selected by a majority vote of the independent directors. After reviewing the strengths and qualifications of its independent members, the independent directors selected Gregory P. Josefowicz as the lead director on September 20, 2007.

Does the Board have a policy with respect to attendance at the annual meeting of shareholders?

Although the Board understands that there may be situations that prevent a director from attending an annual meeting, the Board strongly encourages all directors to make attendance at the annual meeting a priority. Due to our involvement in Chapter 11 proceedings, we did not hold an annual meeting of shareholders in 2006.

How can shareholders communicate with the Board?

Shareholders who wish to communicate directly with members of the Board, the Chairman or any chairperson of a Board Committee may do so by writing directly to those individuals, c/o the Board of Directors, Winn-Dixie Stores, Inc., 5050 Edgewood Court, Jacksonville, Florida 32254-3699. Our Corporate Secretary notifies the Chairman of all communications. If the correspondence is not addressed to a particular member, the communication will be reviewed with the Chairman, unless the correspondence relates to the Chairman, in which case the correspondence will be forwarded to the lead director. Our Corporate Secretary reviews all communications before forwarding to the appropriate Board member.

For shareholder communications relating to our accounting, internal accounting controls, or audit matters, please call 1-877-91WDIAL (1-877-919-3425). Your call will be confidential and you may remain anonymous. The Audit Committee of our Board of Directors will be notified directly of your call.

DIRECTOR COMPENSATION

How were the post-emergence directors compensated in fiscal 2007?

During fiscal 2007, non-employee directors of the post-emergence Board received the following compensation:

•	an annual retainer of $50,000 for serving on the Board;

•	an additional retainer of $20,000 for the Audit Committee chairperson;

•	an additional retainer of $10,000 for the other Committee chairpersons;

•	in-person meeting fees of $1,500 per meeting for Board meetings;

•	telephonic meeting fees of $750 per meeting for Board meetings;

•	in-person and telephonic meeting fees of $1,000 per meeting for Committee meetings; and

•	an annual equity compensation grant of restricted stock units with a fair market value of $70,000.

Directors who are employees do not receive additional compensation for serving on the Board.

To determine the initial annual equity compensation grant of restricted stock units, the Compensation Committee used the POR value of $13.87 per share to value the grant, the same per share value utilized in connection with grants to key employees made on the same date. Using that value for the initial equity grant, the Committee determined that we should grant the non-employee directors 5,047 restricted stock units to achieve a fair market value of $70,000. Future grants of restricted stock units to our non-employee directors will be valued based upon the closing market price per share on the date of grant.

How are annual and chair retainer fees paid?

Beginning with our emergence from Chapter 11, annual and chair retainer fees are paid in arrears at the end of each fiscal quarter. The pre-emergence Board received their annual and chair retainer fees in connection with the regular quarterly meetings of the Board of Directors.

Do you reimburse your directors for expenses?

We reimburse directors for travel expenses incurred in attending Board and Committee meetings. Each member of the post-emergence Board is also encouraged to attend director education programs, and we reimburse their expenses in participating in these programs up to $6,000 in any calendar year.

Fiscal 2007 Director Compensation for Post-Emergence Board

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Evelyn V. Follit	54,000	9,653	63,653
Charles P. Garcia	52,000	9,653	61,653
Jeffrey C. Girard	69,000	9,653	78,653
Yvonne R. Jackson	67,750	9,653	77,403
Gregory P. Josefowicz	54,000	9,653	63,653
James P. Olson	33,000	9,653	42,653
Terry Peets	71,500	9,653	81,153
Richard E. Rivera	60,000	9,653	69,653

(1)

The amounts shown in the stock award column reflect the dollar amount recognized for fiscal 2007, in accordance with SFAS No. 123 (revised 2004), “Share Based Payment” (“FAS 123R”). Assumptions used to value these awards are included in Note 13 to our consolidated financial statements for fiscal 2007 included in our Annual Report on Form 10-K. Each non-management director received a grant of 5,047 restricted stock units on February 22, 2007, which had a grant date fair value as calculated under FAS 123R of $84,638. The restricted stock units vest ratably over three years. Each restricted stock unit represents a contingent right to receive one share of our common stock.

May directors defer the payment of the fees they earn?

Beginning in calendar year 2008, under our Directors’ Deferred Compensation Plan, a director may elect to defer payment of all or any part of their cash fees. At the election of the director, fees are (i) credited to an “Income Account”, (ii) credited to a “Stock Equivalent Account”, or (iii) divided in any manner between these accounts. The Income Account pays interest at the end of each calendar quarter equivalent to the prime interest rate then in effect at Wachovia Bank, N.A. and is computed on the basis of the average closing monthly credit balance in the participant’s account.

Fees elected to be deferred to the Stock Equivalent Account are converted into the maximum number of shares of our common stock which could be purchased with the equivalent dollar amount at the closing market price of the common stock on the date the fees would have been paid, and held in an account on behalf of the participant. These shares are appropriately adjusted in the event of any stock dividends, stock splits or any other similar changes in our common stock. Payments from these accounts are payable in either a lump-sum payment or in annual installments upon termination of service as a director.

Have you revised director compensation for fiscal 2008?

Yes. On September 20, 2007, the Nominating and Corporate Governance Committee recommended and our Board of Directors approved the annual compensation to be paid to our lead director. The lead director will receive an annual cash retainer of $20,000 to be paid in quarterly installments at the end of each fiscal quarter. All other compensation to be paid to our post-emergence, non-employee directors has not changed. Our Nominating and Corporate Governance Committee reviews director compensation annually, typically at the quarterly meeting held in November of each year.

How were the pre-emergence directors compensated in fiscal 2007?

Non-employee directors who served prior to our emergence from Chapter 11 received the following compensation during fiscal 2007:

•	an annual retainer of $24,000 for serving on the Board;

•	an additional retainer of $3,000 for the Committee chairpersons;

•	an additional fee of $1,000 for each unanimous written consent; and

•	$1,500 per meeting for attendance at Board and Committee meetings.

Directors who were employees did not receive additional compensation for serving on the Board.

Fiscal 2007 Director Compensation for Pre-Emergence Board
Name	Fees Earned or Paid in Cash ($)	Total ($)
John E. Anderson	25,500	25,500
T. Wayne Davis	18,000	18,000
Edward W. Mehrer, Jr.	33,000	33,000
Julia B. North	27,000	27,000
Carleton T. Rider	25,500	25,500
H. Jay Skelton	30,000	30,000
Charles P. Stephens	25,500	25,500
Ronald Townsend	27,000	27,000

COMMITTEE STRUCTURE

What are the Committees of the Board?

The Board of Directors currently has three Committees: Audit, Nominating and Corporate Governance and Compensation. Charters for each of these Committees, as well as our Corporate Governance Principles, are available on the Corporate Governance page of our website at www.winn-dixie.com. During fiscal 2007, all members of the Board during the fiscal year (both pre- and post-emergence) attended at least 90% of the meetings of the Committees on which they served.

AUDIT COMMITTEE

Who are the members of the Audit Committee, and how many times did the Committee meet during fiscal 2007?

The current members of the Audit Committee are Jeffrey C. Girard, Evelyn V. Follit and Gregory P. Josefowicz. Mr. Girard serves as the chairperson of the Committee. The Committee met five times post-emergence during fiscal 2007. Prior to our emergence from Chapter 11, the Committee met five times during fiscal 2007.

What are the responsibilities of the Audit Committee?

The Board of Directors has adopted a charter which sets forth the responsibilities of the Committee. The Audit Committee is responsible for oversight of:

•	the integrity of our financial statements and financial reporting;

•	the integrity and effectiveness of our disclosure controls and internal controls;

•	our compliance with applicable law, regulatory requirements, our Code of Business Conduct and Ethics and other compliance policies;

•	the independence, qualifications and performance of our internal auditors and our independent registered public accounting firm; and

•	the approval of related party transactions.

In addition, the Audit Committee reviews the scope and results of audits and selects and evaluates our independent registered public accounting firm. It also reviews the scope of internal audits, systems of internal controls and accounting policies and procedures.

What are the qualifications for serving on the Audit Committee?

The Audit Committee is composed of no less than three directors, one of whom serves as chairperson and all of whom are independent under NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Each member of the Committee must be able to read and understand fundamental financial statements, including our balance sheet, statement of operations and statement of cash flow. In addition, at least one member of the Committee must be designated by the Board as an “audit committee financial expert” as defined by the SEC.

In addition, because of the demanding role and responsibility of serving on an Audit Committee, no member of the Committee may serve on more than two other Audit Committees of publicly traded companies. In the event a member of the Committee accepts membership on more than two other such Audit Committees, he or she shall immediately submit his or her resignation from the Committee to the chairperson of the Nominating and Corporate Governance Committee.

The Board has determined that each of the members of the Audit Committee meets the independence requirements and the qualifications of reading and understanding fundamental financial statements as required by the Committee Charter.

Has the Board designated an audit committee financial expert?

Yes. The Board has determined that Jeffrey C. Girard and Gregory P. Josefowicz are audit committee financial experts as that term is defined by the SEC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Who are the members of the Nominating and Corporate Governance Committee, and how many times did the Committee meet during fiscal 2007?

The current members of the Nominating and Corporate Governance Committee are Terry Peets, Charles P. Garcia and James P. Olson. Mr. Peets serves as the chairperson of the Committee. The Committee met four times post-emergence during fiscal 2007. Prior to our emergence from Chapter 11 on November 21, 2006, the Committee did not meet in fiscal 2007.

What are the responsibilities of the Nominating and Corporate Governance Committee?

The Board of Directors has adopted a charter which sets forth the responsibilities of the Committee. The Nominating and Corporate Governance Committee is responsible for oversight of:

•	Board and Committee composition and practices;

•

our corporate governance practices, including the content of our governance documents, such as the charters for all Board Committees, our Articles of Incorporation, By-Laws, Code of Business Conduct and Ethics and other compliance policies, and our other relevant policies and procedures;

•	director evaluation and educational programs; and

•	director compensation.

The Nominating and Corporate Governance Committee reviews the selection criteria for directors and the selection of nominees to serve as directors; evaluates the performance of the Board of Directors, together with the chairman and lead director; and develops, reviews, evaluates and makes recommendations to the Board of Directors with respect to corporate governance issues.

What are the qualifications for serving on the Nominating and Corporate Governance Committee?

The Nominating and Corporate Governance Committee is composed of no less than three directors, one of whom serves as chairperson and all of whom are independent in accordance with NASDAQ listing standards. The Board has determined that each of the members of the Nominating and Corporate Governance Committee meets these qualifications.

What does the Nominating and Corporate Governance Committee consider in selecting nominees to the Board?

The Committee selects director candidates on the basis of their character, integrity, judgment, and business, government, legal and other relevant experience. Financial expertise is also a relevant criterion. We desire a Board that is diverse in nature and experience.

We believe our Company’s interests are best served by maintaining a Board of Directors exhibiting stability, knowledge of our business operations and knowledge of the retail food industry generally. Directors must be willing to devote sufficient time to carry out their duties and responsibilities effectively. When a director’s principal occupation or business association changes substantially during his or her tenure, that director must notify the Board. The Committee will make a recommendation to the Board for action, if any, to be taken in response.

Will the Nominating and Corporate Governance Committee consider shareholder recommendations for director?

Yes. The Nominating and Corporate Governance Committee will consider recommendations for director candidates from Winn-Dixie shareholders on the same basis as recommendations from other sources. Any shareholder who wishes to submit a recommendation should direct the written recommendation to the Committee, in care of our Corporate Secretary, at the address on the front cover of this proxy.

COMPENSATION COMMITTEE

Who are the members of the Compensation Committee, and how many times did the Committee meet during fiscal 2007?

The current members of the Compensation Committee are Yvonne R. Jackson, Terry Peets and Richard E. Rivera. Ms. Jackson serves as the chairperson of the Committee. The Committee met 13 times post-emergence in fiscal 2007. Prior to our emergence from Chapter 11 on November 21, 2006, the Committee met four times during fiscal 2007.

What are the responsibilities of the Compensation Committee?

The Board of Directors has adopted a charter which sets forth the responsibilities of the Committee. The Compensation Committee is responsible for oversight of:

•	the Company’s compensation programs;

•	evaluation and compensation of the Chief Executive Officer and other executive officers;

•	administration of our equity-based incentive plans; and

•	talent review and management succession planning.

The Compensation Committee approves our compensation strategy to ensure that this strategy supports organization objectives and shareholder interests. The Committee also supports the Board of Directors in establishing the salary, annual incentive, long-term incentive, and benefit plans for the Chief Executive Officer, other executive officers and other management employees.

What are the qualifications for serving on the Compensation Committee?

The Compensation Committee is composed of no less than three directors, one of whom serves as chairperson and each of whom is independent as required under NASDAQ listing standards. In addition, all members of the Committee are “non-employee directors” as defined under Rule 16b-3 of the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”).

Each member of the Committee must have business experience that, in the opinion of the Board of Directors, qualifies him or her to evaluate senior management compensation, equity-based compensation plans, benefit plans and management succession planning.

The Board has determined that each of the members of the Compensation Committee meets these qualifications.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The post-emergence members of our Compensation Committee are Yvonne R. Jackson, Terry Peets and Richard E. Rivera. The pre-emergence members of the Committee were Edward W. Mehrer, Jr., Julia B. North and Charles P. Stephens. During fiscal 2007, no member of the Compensation Committee was a current or former officer or employee of Winn-Dixie, had any direct or indirect material interest in or relationship with us outside of his or her position as a director and no executive officer of Winn-Dixie served as a director or as a member of the compensation or equivalent Committee of another entity, one of whose executive officers served as a director of Winn-Dixie or on Winn-Dixie’s Compensation Committee.

OTHER GOVERNANCE MATTERS

Does the Company have a Code of Conduct?

Yes. We have a Code of Business Conduct and Ethics (the “Code of Conduct”) which applies to directors, executive officers and associates. The Code of Conduct is the foundation of our Compliance and Ethics Program and expresses our commitment to:

•	conduct business in compliance with all applicable laws and regulations;

•	meet high standards of business conduct and ethics;

•	deal fairly with customers, associates, investors, business partners and competitors; and

•	maintain a safe and healthy work environment.

Among other things, the Code of Conduct provides guidance on avoiding conflicts of interest, protecting Company assets, complying with applicable laws and regulations, and reporting concerns without fear of retaliation.

Does the Company have a Code of Ethics for Senior Executive and Financial Officers?

Yes. We have a Code of Ethics for Senior Executive and Financial Officers that compliments our Code of Business Conduct and Ethics. Among other things, the Code of Ethics for Senior Executive and Financial Officers promotes honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in public communications; and compliance with applicable laws, rules and regulations.

Are the directors and executive officers required to certify compliance with the codes?

Yes. All of our directors and executive officers are required to certify compliance with the Code of Business Conduct and Ethics at least annually. In addition, our Chief Executive Officer and senior financial officers are required to certify compliance with the Code of Ethics for Senior Executive and Financial Officers at least annually. The Nominating and Corporate Governance Committee and the Board of Directors must unanimously approve in advance any waiver of any provision of either of these codes for any member of the senior management team. The circumstances surrounding, and basis for, any waiver will be publicly disclosed on our website.

Where can I find copies of the codes?

The Code of Business Conduct and Ethics and the Code of Ethics for Senior Executive and Financial Officers are available on the Corporate Governance page of our website at www.winn-dixie.com. In addition, the Code of Ethics for Senior Executive and Financial Officers was filed with the SEC as an exhibit to our Annual Report on Form 10-K for fiscal 2007. We will provide any of our shareholders a copy of these documents without charge upon written request to Shareholder Relations at the following address:

Winn-Dixie Stores, Inc.

5050 Edgewood Court

Jacksonville, Florida 32254-3699

Attention: Shareholder Relations

Email: shareholderrelations@winn-dixie.com

PROPOSAL 1—ELECTION OF DIRECTORS

Which directors are standing for election this year?

The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, has nominated all of the current directors for election at the annual meeting to hold office until the 2008 Annual Meeting of Shareholders or until their successors are duly elected and shall qualify. The nominees are: Evelyn V. Follit, Charles P. Garcia, Yvonne R. Jackson, Gregory P. Josefowicz, Peter L. Lynch, Jeffrey C. Girard, James P. Olson, Terry Peets and Richard E. Rivera.

What if a nominee is unable or unwilling to serve?

Should any one or more of these nominees become unable or unwilling to serve (which is not anticipated), the Board of Directors may designate substitute nominees, in which event the persons named in the proxy will vote proxies that otherwise would be voted for the named nominees for the election of the substitute nominee or nominees.

What is the recommendation of the Board?

The Board of Directors recommends a vote FOR the nine nominees.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

We emerged from Chapter 11 protection on November 21, 2006. Pursuant to our Plan of Reorganization, upon emergence each then-current member of the Board of Directors, other than the Chief Executive Officer, resigned and eight new directors were appointed. As a result, the entire membership of our Compensation Committee changed on November 21, 2006. For purposes of this Compensation Discussion and Analysis, we refer to the Compensation Committee during all times prior to November 21, 2006 as the “pre-emergence Committee” and during all times on and after that date as the “post-emergence Committee.” References to the Committee include both the pre-emergence Committee and the post-emergence Committee. At all times, the Committee has been composed solely of members determined by our Board of Directors to be independent.

The Committee oversees our executive compensation programs. The Committee’s charter, as amended by the Board of Directors on November 21, 2006, outlines the Committee’s responsibilities, which include:

•	assisting the Board in fulfilling its oversight of our compensation programs and policies;

•	assisting the Board in evaluating and establishing the compensation of the Chief Executive Officer and other executive officers;

•	administering our equity-based incentive plans; and

•	assisting the Board in fulfilling its oversight of talent reviews and management succession planning.

Prior to the November 21, 2006 amendments to the Committee charter, the pre-emergence Committee had decision-making authority over all executive compensation matters. Subsequent to November 21, 2006, the post- emergence Committee retains the authority described above and makes recommendations to the full Board of Directors for action on all executive compensation matters other than the administration of our equity-based incentive plans. A full copy of the current Committee charter can be found on our website at www.winn-dixie.com.

COMPENSATION OBJECTIVES

Our compensation and benefits programs are designed and managed with the following objectives in mind:

•	Attract the caliber of talent needed to optimize our performance;

•	Motivate performance toward key short-term and long-term objectives that drive shareholder value;

•	Retain management and key employees who are crucial to our ongoing success; and

•	Align management and employees with the interests of shareholders.

The following sections describe how we manage our compensation and benefits programs and the individual programs we use to meet these objectives and achieve our desired goals.

MANAGEMENT’S ROLE IN COMPENSATION

Our Human Resources function is responsible for the ongoing, day-to-day management of our executive compensation programs. The Senior Vice President, Human Resources serves as the primary management liaison to the Committee and makes compensation program and policy proposals to the Committee at the request of the Committee and at the request of the Chief Executive Officer (“CEO”) and management team. In addition, our CEO periodically makes recommendations to the Committee regarding individual pay decisions, such as base salary increases and recommended bonus payouts for executive officers other than himself.

The CEO and Senior Vice President, Human Resources, along with other members of our senior management including our Chief Financial Officer and General Counsel, regularly participate in Committee meetings and are involved in the preparation and presentation of meeting materials. On decisions directly affecting the pay of these individuals, matters generally are discussed further in executive sessions of the Committee, without management members present.

COMPENSATION ADVISOR AND CONSULTANTS

Throughout fiscal 2007, the Committee retained the services of various independent compensation consultants in fulfilling its oversight duties for our compensation programs. To ensure ongoing independence each of these consultants was retained by, and could only be terminated by, the Committee.

Until December 2006, both the pre- and post-emergence Committees engaged Watson Wyatt Worldwide (“WWW”) for general compensation consulting services, including advice in connection with the negotiation of a new employment agreement with our CEO, annual salary adjustments for the members of the executive team upon emergence from bankruptcy and the development of an initial grant strategy under the Equity Incentive Plan approved as part of our emergence from bankruptcy.

Beginning in January 2007, while the post-emergence Committee was implementing a formal selection process for an independent consultant, Motivari Consulting was retained by the post-emergence Committee as its independent compensation consultant. Motivari Consulting provided advice on various matters, including finalizing the initial grant strategy under the Plan and approving a Long Term Incentive (“LTI”) Plan Administration Policy.

In May 2007, after a review process and interviews with several potential independent compensation consultants, the post-emergence Committee retained Steven Hall & Partners as its independent compensation consultant. Steven Hall & Partners provides general guidance on compensation strategy and design.

Management may continue to use outside consultants, including Motivari Consulting, to assist with the day-to-day management of our programs and in the development of proposals for review by the Committee and its independent consultant.

PEER GROUP ANALYSIS

In November 2006, at the request of our CEO and the pre-emergence Committee, WWW prepared a compensation benchmark study. This study, which utilized a number of third party survey sources as well as WWW proprietary data, included the development of an appropriate peer group (the “Peer Group”) to consider in making executive compensation decisions. The Peer Group was designed to represent the market in which we compete for executive talent and included companies with the following characteristics:

•	Wholesale/retail, grocery, supermarkets, and convenience stores; and

•	Annual revenues over $3.5 billion.

The Peer Group was comprised of:

Albertson’s Inc.	Kohl’s Corporation	Safeway, Inc.
Best Buy Co. Inc.	The Kroger Co.	Staples, Inc.
Circuit City Stores, Inc.	Lowe’s Companies, Inc.	Supervalu Inc.
Costco Wholesales Corporation	Office Depot, Inc.	Target Corporation
CVS Caremark Corporation	Pathmark Stores, Inc.	TJX Companies, Inc.
Dollar General Corp.	Publix Super Markets, Inc.	Walgreen Co.
The Great Atlantic & Pacific Tea Company, Inc.	Rite Aid Corporation	Whole Foods Markets, Inc.

Compensation data from the Peer Group was considered by the pre-emergence Committee in determining the executive salary increases and by the post-emergence Committee in determining the LTI grants described below.

WWW also assisted the pre-emergence Committee and the Creditors Committee in 2006 in gathering compensation data that was one of the factors considered by the Committees in negotiating the employment agreement with Mr. Lynch, as described below. The data was comprised of several different categories of peers, including grocery companies in excess of $1 billion in annual revenue, general industry companies with revenues between $7.6 and $8.4 billion, companies with annual revenues between $4.5 and $14.5 billion that had hired a chief executive officer between January 2005 and March 2006 and companies that had hired a chief executive officer during the Chapter 11 process.

ELEMENTS OF COMPENSATION

We carefully consider the purpose of individual compensation programs in achieving overall compensation program goals. Individual compensation programs include base salary, annual incentive bonus plan, long-term incentives and various benefits and perquisites. In addition, during bankruptcy we put in place specific retention incentive programs in connection with the Chapter 11 process. Each of these is described below.

Determining Compensation Mix

In the last several years, the Committee has not utilized a targeted pay mix for its executives; decisions around each element of pay have been made independently to allow flexibility due to the highly variable business environment in which we have operated. During fiscal 2008, the post-emergence Committee intends to formulate a policy with respect to compensation mix.

Employment Agreements

Upon our emergence from bankruptcy, substantially all pre-petition employment-related agreements and offer letters were terminated. Included among the terminated were agreements with Mr. Lynch, Mr. Nussbaum and Mr. Appel.

Beginning in July 2006, in anticipation of our future emergence from bankruptcy, we initiated negotiations with Mr. Lynch for a new employment agreement (the “New Lynch Employment Agreement”) to take effect upon emergence. The parties involved in the negotiations relating to the New Lynch Employment Agreement included the pre-emergence Committee, Mr. Lynch and the Creditors Committee. WWW advised the pre-emergence Committee in these discussions and, with the consent of the pre-emergence Committee, also made presentations to the Creditors Committee. WWW provided both the pre-emergence Committee and the Creditors Committee with comparative compensation data, as described above. Upon the successful completion of negotiations between the three parties, the pre-emergence Committee approved the New Lynch Employment Agreement on October 17, 2006 and it was approved by the bankruptcy court by order dated November 16, 2006. The New Lynch Employment Agreement is effective as of October 23, 2006. The New Lynch Employment Agreement establishes the major terms of Mr. Lynch’s compensation package, including base salary, bonus opportunity, initial LTI grants, perquisites, benefits, and deferred compensation arrangements, and is described in more detail in the Employment Agreement section later in this proxy statement.

Base Salary

The primary purpose of our base salary program is to provide competitive levels of pay to attract and retain executives and management talent needed to make us successful.

Due primarily to our filing for bankruptcy in February 2005, none of our named executive officers had received a base salary adjustment since calendar year 2004. In anticipation of our emergence from bankruptcy, the pre-emergence Committee reviewed executive base salary levels and approved adjustments. The adjustment to Mr. Lynch’s base salary was established in the New Lynch Employment Agreement and was determined based on the competitive salary information reviewed in connection with the New Lynch Employment Agreement (as discussed in “Employment Agreements” above). For the other named executive officers, the pre-emergence Committee considered compensation Peer Group data, recommendations from the CEO, individual performance, the scope of job responsibilities of the individual, the last date of salary increase and other relevant factors.

The pre-emergence Committee made the following base salary adjustments, effective November 21, 2006 for Mr. Lynch and November 1, 2006 for the other named executive officers: Mr. Lynch received a 38.9% increase; Mr. Nussbaum received a 6.0% increase; Mr. Appel received a 12.5% increase; Mr. Robbins received a 7.1% increase; and Mr. Eckstein received a 7.1% increase.

Annual Incentive Plan Bonus

Our Annual Incentive Plan (“AIP”) is intended to motivate performance toward short-term business objectives that yield long-term results. Performance objectives are established each year for each participant in the AIP based on a combination of key annual Company and individual financial, strategic and operational goals. For financial and operational performance objectives (and other performance objectives wherever it is possible to do so), the achievement level required for the participant to receive a target bonus payout is established consistent with our annual budget. Achievement levels for a threshold payout (50% of a target payout) and superior payout (150% of a target payout) are also developed for each performance objective. Performance objectives and the related achievement levels are established immediately prior to or during the first quarter of each fiscal year. Following the conclusion of the fiscal year, actual performance for each performance objective is analyzed in comparison to the previously established achievement levels to calculate bonus payouts.

Fiscal 2007 AIP

For fiscal 2007, the performance objectives and the related achievement levels for each named executive officer were approved by the pre-emergence Committee immediately prior to the beginning of the fiscal year. Company adjusted EBITDA was utilized as a common performance objective for all of the named executive officers, as well as other participants in the AIP. Adjusted EBITDA was defined as income from continuing operations before interest expense, income taxes, and depreciation and amortization expense as further adjusted for certain non-cash items, reorganization items, and other items related to the Company’s emergence from bankruptcy. Other performance objectives were based on key financial, strategic and operational goals in the annual budget based on the business plans developed at that time in anticipation of our emergence from bankruptcy. Performance objectives for our named executive officers included, among others: sales, gross margin, shrink, inventory turnover, operating and administrative expense, service level, and in stock level.

Shortly after the end of the first quarter of the fiscal year, we updated our business forecast for fiscal 2007. This forecast was based in part on information not available at the time performance objectives were approved, including, among other things:

•	the timing of our emergence from bankruptcy;

•

the impact on fiscal 2006 second quarter sales by the occurrence in fiscal 2006 of Hurricanes Katrina and Wilma, particularly the significant government funding provided to individuals impacted by these storms; and

•	the timing for development of our prototype store remodel and the commencement of our remodel program during fiscal 2007.

Throughout the remainder of fiscal 2007 (both before and after our emergence from bankruptcy), management reported to the Board of Directors on Company progress as compared to both the initial budget and the business forecast, as updated from time to time (the “Forecast”).

During the third and fourth quarter of fiscal 2007, the post-emergence Committee reviewed the achievement levels established for performance objectives relating to sales, gross margin and adjusted EBITDA (the “key financial performance objectives”) in light of the original annual budget and the then-current Forecast. The post-emergence Committee determined that making AIP bonus payments with respect to the key financial performance objectives based on achievement levels aligned with the Forecast, rather than the original annual budget, would more properly reflect the efforts of the management team during a volatile period in our history and provide an appropriate incentive for performance for the remainder of fiscal 2007. While the post-emergence Committee determined that achievement levels should be modified, it also considered the fact that achievement of the Forecast would result in reduced levels of financial performance, including adjusted EBITDA, as compared to the original annual budget. As a result, the Forecast levels for the key financial performance objectives were established as the achievement levels for threshold bonus payouts.

In establishing revised achievement levels for target and superior bonus payouts, the post-emergence Committee considered both (a) a targeted level of improvement for each key financial performance objective as compared to the Forecast and (b) a comparison of the new target and superior achievement levels to the originally established achievement levels. In particular, to achieve a superior payout for the adjusted EBITDA performance objective, adjusted EBITDA in the second half of the fiscal year had to exceed Forecast by over 75% and be approximately equal to the third and fourth quarter adjusted EBITDA established in the original annual budget. The post-emergence Committee, after consultation with the Board of Directors, approved revised achievement levels for the key financial performance objectives (but not any other performance objectives) as described above.

In September 2007, the Committee reviewed actual performance under the financial performance objectives and non-financial performance objectives established for the AIP for fiscal 2007. With respect to the financial performance objectives, actual performance ranged from 66% of target to 132% of target, with an average overall achievement at approximately 95% of target. With respect to the non-financial performance objectives, the Committee determined that the named executive officers generally achieved target and above target performance for the objectives. As a result of this review, the Committee recommended and the Board approved AIP payouts as follows: Mr. Lynch - 110% of target; Mr. Nussbaum - 129% of target; Mr. Appel - 134% of target; and Mr. Eckstein - 100% of target. With respect to Mr. Robbins, we agreed to pay him 100% of his target bonus in connection with his retirement, effective as of August 22, 2007, as described in Potential Payments Upon Termination later in this proxy statement.

Long-Term Incentives

When we emerged from bankruptcy, all of our then-outstanding common stock was canceled, including all prior grants under pre-petition long-term incentive plans. At the same time, the Plan was approved pursuant to the POR (and subsequently approved by the post-emergence Committee and Board of Directors). All currently outstanding LTI grants have been made by the post-emergence Committee under our Plan.

Our LTI program is designed to achieve the following objectives:

•	maximize shareholder alignment by appropriately balancing short-term and long-term executive decision-making;

•	provide a competitive long-term incentive package to ensure continued attraction and retention of the type and level of talent we need to be successful; and

•	foster good corporate governance by managing to reasonable expense and share dilution levels.

Pursuant to the terms of the New Lynch Employment Agreement, on December 21, 2006 the post-emergence Committee approved an LTI grant to Mr. Lynch consisting of 405,000 restricted stock units (“RSUs”) and options to acquire 675,000 shares of common stock. These grants are described in more detail in the Employment Agreement section later in this proxy statement.

During the second quarter of fiscal 2007, the post-emergence Committee developed its plan for making initial LTI grants to all of our key employees (other than Mr. Lynch), including our other named executive officers. Pursuant to this plan, initial grants to key employees, including the named executive officers (other than Mr. Lynch), were made on February 22, 2007 and May 18, 2007. The post-emergence Committee established the value of the initial grants to be received by each individual at its February 22 meeting as more fully described below, and then granted 50% of the stock options and 100% of the RSUs in February 2007 and the remaining 50% of the stock options in May 2007.

The post-emergence Committee established a target value for the initial grant to each recipient, including the named executive officers, equal to the median value of an annual LTI grant by the Peer Group companies to individuals holding a similar position. This target value was then adjusted by multiplying the target value by 1.75. The post-emergence Committee’s expectation is that it will be approximately 1.75 years (or approximately November 2008) before another regular, annual LTI grant will be made under the Plan. The post-emergence Committee determined that adjusting the initial grants in this manner was appropriate to provide a meaningful long-term incentive for the recipients, all of whom had their prior years’ LTI grants canceled in the bankruptcy, strongly incent performance in the first two years of the post-bankruptcy turnaround plan, create immediate retention value and maximize alignment with shareholders.

Once the target value for the initial grants was established, the CEO was asked to recommend an adjustment to the target value for each named executive officer, as well as for each other recipient of an initial grant, based on individual performance, development potential and other relevant factors. With respect to the named executive officers, the following recommendations were made by Mr. Lynch and approved by the post-emergence Committee: (a) Messrs. Appel, Eckstein and Nussbaum received initial grants that ranged from 113% to 137% of the target grant and (b) Mr. Robbins, who retired effective August 22, 2007, did not receive an initial grant.

All initial grants vest ratably in thirds on February 22, 2008, 2009 and 2010. Stock options have a seven year term. All initial grants vest immediately following a change in control, as defined in the Plan. The exercise price of each stock option equals the closing price of our stock on the NASDAQ National Market on the date of each grant. Actual grants for the named executive officers in fiscal 2007 are provided in the Grants of Plan Based Awards Table for Fiscal 2007 later in this proxy statement.

Retention Incentive Programs in Connection with Chapter 11 Process

Stock options and restricted shares historically have been our primary retention vehicles. However, shortly prior to and during the Chapter 11 process, the pre-emergence Committee recognized that it needed to provide an alternative retention vehicle. To foster continued retention of key executives throughout this challenging period, the pre-emergence Committee established a cash retention plan in July 2004. Upon our filing for bankruptcy, the initial cash retention plan was revised based on negotiations with the Creditors Committee and ultimately approved in June 2005 by the bankruptcy court as the key employee retention plan (the “KERP”), covering the named executive officers who were employed by us as of June 2005. Because Mr. Lynch was not our employee in July 2004, he was not included in the initial retention plan; because the pre-emergence Committee established a separate retention plan for Mr. Lynch in February 2005 shortly before our bankruptcy filing and described below, he did not participate in the KERP. As a result, the named executive officers other than Mr. Lynch received retention payments pursuant to the KERP and Mr. Lynch received retention payments under a separate program.

The KERP provided for cash payments in four equal installments to the participating named executive officers employed with us since June 2005. Mr. Eckstein was hired December 5, 2005 and therefore was not a participant in the KERP. The first payment under the KERP was made in fiscal 2005, with two additional payments made in fiscal 2006 and the final payment made in February 2007, 90 days following emergence from Chapter 11. Total payouts under the KERP to each participating named executive officer are listed below. Only the payments made during fiscal 2007 are included in the Fiscal 2007 Summary Compensation table included later in this proxy statement.

Name	Fiscal 2005 ($)	Fiscal 2006 ($)	Fiscal 2007 ($)	Total ($)
Bennett L. Nussbaum	125,000	250,000	125,000	500,000
Larry B. Appel	100,000	200,000	100,000	400,000
Thomas P. Robbins	87,500	175,000	87,500	350,000

In February 2005 the pre-emergence Committee approved a payment of $1,500,000 to Mr. Lynch which was forfeitable in the event he terminated his employment with us (with certain exceptions) before December 31, 2005. In January 2006, the pre-emergence Committee approved an additional $1,150,000 payment to retain Mr. Lynch through August 31, 2006. In addition, pursuant to the terms of the New Lynch Employment Agreement, Mr. Lynch received a $2,000,000 bonus upon emergence from bankruptcy in November of 2006.

Perquisites

We offer perquisite payments to executives based on their level in our company. The primary purpose of this program is to ensure that our pay levels and programs are competitive with the market so we continue to attract and retain the talent we need to be successful. The perquisite program comprises a relatively small part of the overall executive compensation portfolio. The annual cash perquisite allowance paid to Mr. Lynch in fiscal 2007 was $45,000. We provided an annual allowance in fiscal 2007 of $25,000 to our senior vice presidents, including the other named executive officers.

The pre-emergence Committee allowed Mr. Lynch reasonable use of company-chartered aircraft for personal use. Similarly, the New Lynch Employment Agreement provides that Mr. Lynch be permitted to utilize company-chartered aircraft for reasonable personal travel. The Board of Directors has approved a policy governing Mr. Lynch’s personal use of company-chartered aircraft, which was overseen in fiscal 2007 by the post-emergence Nominating and Corporate Governance Committee.

Non-Qualified Deferred Compensation Plan

In connection with our emergence from bankruptcy, Mr. Lynch’s employment agreement included the grant of a deferred compensation award to help retain him as well as to provide strong motivation for him to maximize overall Company value upon our emergence from Chapter 11. The award was also created to recognize that Mr. Lynch was bearing the risk of a drop in the value of his LTI grant between the emergence date and the initial distribution date (each as defined below) and therefore should also receive the benefit of an increase in value during that period.

This deferred compensation award consists of 675,000 units, which represented 1.25% of our shares on December 21, 2006 (“the initial distribution date”). The value of each unit is $0.53, which represents the difference between the closing per share price of the common stock on the initial distribution date as reported by NASDAQ ($14.40) and the per share price of the common stock on November 21, 2006 (“the emergence date”) ($13.87).

On each date that Mr. Lynch exercises options that were granted to him on December 21, 2006, an equal number of deferred compensation units shall become vested at the initial value. Once vested, the deferred units will earn interest at the Citibank prime rate. The vested units held in the deferred compensation account plus any accrued interest on such units will be distributed to Mr. Lynch on December 31 of each of 2009, 2010, 2011, 2012 and the seventh anniversary of the effective date (the initial distribution date). All vested amounts under the deferred compensation plan are considered accrued obligations, which are paid out when Mr. Lynch leaves the company regardless of time or reason.

The deferred compensation award value for Mr. Lynch is included in the Fiscal 2007 Non-qualified Deferred Compensation table later in the proxy. We do not provide a non-qualified deferred compensation plan for any of our other employees, including the named executive officers.

Pension Plans

We historically have provided senior executives with supplemental retirement plans to provide for benefits in excess of qualified plan limits. These plans were intended to provide for competitive pay levels to ensure the attraction and retention of senior executive talent.

We administered our Supplemental Retirement Plan (the “SRP”), a non-qualified retirement plan, until the SRP was cancelled upon our emergence from bankruptcy in accordance with the terms of our POR. We also maintained a Management Security Plan (the “MSP”), a non-qualified plan with both retirement and death benefits. Upon emergence from bankruptcy pursuant to the terms of our POR, the retirement portion of the MSP was terminated while the death benefits were preserved. None of the named executive officers have participated in, or have retirement or death benefits under, either the SRP or the MSP.

General Severance Plans

We historically have had general severance protection in place for the CEO and other select executive officers through employment agreements or letters of agreement. These plans were established to facilitate the recruitment and retention of our executive team. All of these general severance protections were eliminated, as individual employment related agreements were rejected upon emergence from bankruptcy.

In connection with the expected restructuring and reduction-in-force under Chapter 11, in 2005 we adopted two severance plans to provide severance pay to all employees terminated as a result of the restructuring efforts. The severance plan applicable to members of senior management, the Key Employee Severance Plan (the “Bankruptcy Severance Plan”), provides severance pay to members of senior management terminated as a result of the restructuring efforts, but does not provide severance pay if the member of senior management is terminated for cause. The bankruptcy court approved both severance plans. By their terms, the severance plans expire on November 21, 2007, the first anniversary of our emergence from Chapter 11. For a further description of the benefits payable to the named executive officers under the Bankruptcy Severance Plan, see the Potential Payments Upon Termination section later in this proxy statement.

The New Lynch Employment Agreement contains certain general severance benefits that are described in detail in the Potential Payments Upon Termination section later in this proxy statement.

Change in Control Severance Plans

We historically have had change in control related severance protection in place for the CEO and other select executive officers through employment agreements or letters of agreement. These plans were established to ensure continued focus, engagement, and retention of executives in light of a potential acquisition. All of these change in control severance protections were eliminated, as individual employment related agreements were rejected upon emergence from bankruptcy. The New Lynch Employment Agreement contains certain change in control severance benefits as described in detail in the Potential Payments Upon Termination section later in this proxy statement.

Our Plan provides that all unvested stock options and RSUs vest in the event of a change in control of the Company. For more information about these benefits, see the Potential Payments Upon Termination section later in this proxy statement.

STOCK GRANT PRACTICES

In February 2007 (as subsequently amended), the post-emergence Committee approved a policy regarding the administration of our LTI programs. This policy was developed considering market best practices and is intended to eliminate any real or perceived biases as to the timing or the pricing of stock option grants. The current policy includes the following components:

•	The Committee will not delegate its authority to make grants and all awards are made through a “Committee Action”.

•	The exercise price of all options is the closing price on the NASDAQ market for our stock on the date of the Committee Action authorizing the grant.

•

All annual or regularly occurring grants of options will be made on the first day that a trading window is open under our Insider Trading Policy (or the first subsequent date that the Committee is able to meet).

•	Awards of restricted stock or restricted stock units made in conjunction with options grants are made on the same date as the option grants.

•

Non-recurring stock grants, such as new hires or promotions, are made on the earlier of the next regularly scheduled Committee meeting or the time of the next annual or regularly recurring LTI grant, except that at the discretion of the Committee grants upon hiring of an executive officer may be made on or as soon as possible after the initial date of employment.

•

The Committee approves individual “award values” which are converted to an actual number of shares and/or options based on the closing price of our common stock on the NASDAQ market on the date of grant.

The equity grants made during fiscal 2007 and described in the Long-Term Incentives section above were all made in accordance with this policy.

STOCK OWNERSHIP GUIDELINES

On March 15, 2007 the Board of Directors approved a stock ownership policy for the Chief Executive Officer, senior vice presidents, group vice presidents, and non-employee directors to encourage significant share ownership and further align the personal interests of our Board members and executives with shareholders. Each covered individual is required to own a multiple between two to five times (depending on the individual’s position) their individual base salary (or in the case of directors, cash retainer). The multiple for the Chief Executive Officer is five times base salary, while each of the other named executive officers has a multiple equal to three times base salary. Non-employee directors are required to hold shares valued at four times their annual cash retainer.

All shares owned outright as well as all unvested RSUs count toward this goal while stock options, vested and unvested, do not. Until these threshold ownership levels are achieved, executives must retain 50% of “net shares” received from LTI grants and non-employee directors must hold 100% of “net shares” received from awards. “Net shares” are defined as the shares remaining following vesting (for RSUs) or exercise (for stock options) after shares are withheld to satisfy related tax liabilities.

All named executive officers are in compliance with the guidelines and Mr. Lynch currently meets the threshold based on his unvested RSUs.

IMPACT OF INTERNAL REVENUE CODE SECTION 162(M)

Section 162(m) of the Internal Revenue Code generally entitles public companies to a federal tax deduction on compensation over $1 million paid to named executive officers based on certain performance based conditions being met. During bankruptcy, company profitability did not make 162(m) compliance a significant factor in the design of our executive compensation programs. Given our emergence and improving profitability, the Committee will appropriately consider the implications of 162(m) of the Code in the future design and administration of our executive compensation programs. There may be circumstances in which the Committee may decide that it is in the best interest of shareholders to pay certain forms of compensation that will not be fully deductible under 162(m) of the Code.

REPORT OF THE COMPENSATION COMMITTEE

The post-emergence Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on these discussions and a complete review of this analysis, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Yvonne R. Jackson, Chair

Terry Peets

Richard E. Rivera

Notwithstanding anything to the contrary set forth in any of Winn-Dixie’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporated future filings, including this proxy statement, the sections titled “Report of the Compensation Committee” above and “Audit Committee Report” below shall not be incorporated by reference into any such filings.

Fiscal 2007 Summary Compensation Table

The following table sets forth information concerning the compensation paid to our named executive officers for the fiscal year ended June 27, 2007.

Name and Principal Position	Fiscal Year(1)	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Peter L. Lynch	2007	1,114,773	2,000,000	851,916	535,406	1,377,750	665,017	6,544,862
Chairman and Chief Executive Officer

Bennett L. Nussbaum	2007	520,000	125,000	72,395	120,414	548,126	70,470	1,456,405
Senior Vice President, Chief Financial Officer

Larry B. Appel	2007	433,333	100,000	53,780	89,451	483,795	25,683	1,186,042
Senior Vice President, General Counsel

Thomas P. Robbins	2007	366,667	87,500	—	—	300,000	27,492	781,659
Former Senior Vice President, Merchandising (7)

Frank O. Eckstein	2007	366,667	—	41,368	68,808	300,000	27,492	804,335
Senior Vice President, Retail Operations

(1)	Fiscal 2007 is the period from June 29, 2006 to June 27, 2007.
(2)

Reflects a bonus paid upon emergence from Chapter 11 for Mr. Lynch, and KERP payments to Messrs. Nussbaum, Appel and Robbins. For a description of these bonus payments, see the Compensation Discussion and Analysis.

(3)

The value reported for each executive is the cost recognized in our financial statements for RSU awards granted to each executive during fiscal 2007, calculated in accordance with FAS 123R. Pursuant to SEC, these values do not account for the probability of forfeiture. Assumptions used to value these awards are included in Note 13 to our consolidated financial statements for fiscal 2007 included in our Annual Report on Form 10-K. During fiscal 2007 we also recognized costs in our financial statements for all unvested stock awards that were outstanding prior to filing for Chapter 11 in the following amounts: Mr. Lynch—$8,328,462; Mr. Nussbaum—$12,561; and Mr. Appel—$59,300. These costs were recognized in the financial statements in accordance with FAS 123R even though the stock awards were cancelled on emergence from Chapter 11, as generally accepted accounting principles (“GAAP”) require expensing of all unvested equity awards in these circumstances. Because the named executive officers did not receive any monetary benefits or value for the awards, the FAS 123R expense for the cancelled awards is not included in the table.

(4)

The value reported for each executive is the cost recognized in our financial statements for stock options granted to each executive during fiscal 2007, calculated in accordance with FAS 123R. Pursuant to SEC, these values do not account for the probability of forfeiture. Assumptions used to value these awards are included in Note 13 to our consolidated financial statements for fiscal 2007 included in our Annual Report on Form 10-K. During fiscal 2007 we also recognized costs in our financial statements for all unvested option awards that were outstanding prior to filing for Chapter 11 in the following amounts: Mr. Lynch—$548,303; Mr. Nussbaum—$415,043; and Mr. Appel—$62,010. These costs were recognized in the financial statements in accordance with FAS 123R even though the option awards were cancelled on emergence from Chapter 11, as GAAP requires expensing of all unvested equity awards in these circumstances. Because the named executive officers did not receive any monetary benefits or value for the awards, the FAS 123R expense for the cancelled awards is not included in the table.

(5)	Reflects amounts earned under the AIP for fiscal 2007. For a description of the AIP, see the Compensation Discussion and Analysis.
(6)	Reflects the following items for the named executive officers:

Name	Perquisite Allowance Payment ($)(a)	Personal Use of Company Aircraft ($)(b)	Housing Allowance ($)(c)	Car Allowance ($)(d)	Executive Term Life Insurance ($)(e)	Contributions to Non- Qualified Deferred Compensation Plan ($)	All Other Compensation Total ($)
Peter L. Lynch	45,000	259,945	—	—	2,322	357,750	665,017
Bennett L. Nussbaum	25,000	—	41,911	1,300	2,259	—	70,470
Larry B. Appel	25,000	—	—	—	683	—	25,683
Thomas P. Robbins	25,000	—	—	—	2,492	—	27,492
Frank O. Eckstein	25,000	—	—	—	2,492	—	27,492

(a)     A $45,000 perquisite payment to Mr. Lynch and perquisite payments of $25,000 to each other named executive officer.

(b)     For Mr. Lynch, includes $259,945 attributable to personal use of chartered aircraft by Mr. Lynch. The amount is based on the actual cost charged to the Company for each personal chartered flight. The amount charged to us for each charter includes the cost of the use of the aircraft, fuel cost, crew travel expense, ground transportation, landing fees and other costs.

(c)     Housing allowance provided to Mr. Nussbaum.

(d)     Lease value of car provided to Mr. Nussbaum.

(e)     Term life insurance payments to each named executive officer.

(7)	Mr. Robbins retired from the Company, effective August 22, 2007.

Grants of Plan-Based Awards for Fiscal 2007

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)
Peter L. Lynch			625,000	1,250,000	1,875,000
	12/21/2006	(2)				405,000			5,832,000
	12/21/2006	(3)					675,000	14.40	3,665,250
Bennett L. Nussbaum			212,000	424,000	636,000
	2/22/2007	(4)				37,851			634,761
	2/22/2007	(5)					110,400	16.77	670,128
	5/18/2007	(6)					110,400	29.98	1,111,728
Larry B. Appel			180,000	360,000	540,000
	2/22/2007	(4)				28,118			471,539
	2/22/2007	(5)					82,012	16.77	497,813
	5/18/2007	(6)					82,012	29.98	825,861
Thomas P. Robbins			150,000	300,000	450,000

Frank O. Eckstein			150,000	300,000	450,000
	2/22/2007	(4)				21,629			362,718
	2/22/2007	(5)					63,086	16.77	382,932
	5/18/2007	(6)					63,086	29.98	635,276

(1)

Represents possible payouts under the AIP for fiscal 2007. The actual amount earned by each named executive officer is reflected in the Fiscal 2007 Summary Compensation Table in the column “Non-Equity Incentive Plan Compensation.”

(2)

Represents RSUs awarded on 12/21/2006 under the Plan. These awards vest in three equal annual installments on 6/30/2008, 6/30/2009, and 6/30/2010. For a description of terms of the Plan see the Compensation Discussion and Analysis.

(3)

Represents stock options awarded on 12/21/2006 under the Plan. These awards vest in three equal annual installments on 6/30/2008, 6/30/2009, and 6/30/2010 and expire on 12/21/2013, the seventh anniversary of the grant date.

(4)	Represents RSUs awarded on 2/22/2007 under the Plan. These awards vest in three equal annual installments on 2/22/2008, 2/22/2009, and 2/22/2010.
(5)

Represents stock options awarded on 2/22/2007 under the Plan. These awards vest in three equal annual installments on 2/22/2008, 2/22/2009, and 2/22/2010 and expire on 2/22/2014, the seventh anniversary of the grant date.

(6)

Represents stock options awarded on 5/18/2007 under the Plan. These awards vest in three equal annual installments on 2/22/2008, 2/22/2009, and 2/22/2010 and expire on 5/18/2014, the seventh anniversary of the grant date.

Outstanding Equity Awards At 2007 Fiscal Year End

Name		Option Awards (1)					Stock Awards (1)
		Option Grant Date	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
			(#) Exercisable	(#) Unexercisable
Peter L. Lynch	(3)						12/21/2006	405,000	12,303,900
	(3)	12/21/2006	—	675,000	14.40	12/21/2013
Bennett L. Nussbaum	(4)						2/22/2007	37,851	1,149,913
	(4)	2/22/2007	—	110,400	16.77	2/22/2014
	(5)	5/18/2007	—	110,400	29.98	5/18/2014
Larry B. Appel	(4)						2/22/2007	28,118	854,225
	(4)	2/22/2007	—	82,012	16.77	2/22/2014
	(5)	5/18/2007	—	82,012	29.98	5/18/2014
Frank O. Eckstein	(4)						2/22/2007	21,629	657,089
	(4)	2/22/2007	—	63,086	16.77	2/22/2014
	(5)	5/18/2007	—	63,086	29.98	5/18/2014

(1)	All option awards and stock awards granted prior to fiscal 2007 were cancelled in connection with our emergence from Chapter 11 on November 21, 2006.
(2)	Market value is based on a stock price of $30.38, which was the closing market price on NASDAQ on 6/27/2007, the last day of fiscal 2007.
(3)	The RSU and stock option awards vest in three equal annual installments on 6/30/2008, 6/30/2009, and 6/30/2010. Option awards expire seven years from the date of grant.
(4)	The RSU and stock option awards vest in three equal annual installments on 2/22/2008, 2/22/2009, and 2/22/2010. Option awards expire seven years from the date of grant.
(5)	These stock option awards vest in three equal annual installments on 2/22/2008, 2/22/2009, and 2/22/2010 and expire seven years from the date of grant.

Option Exercises and Stock Vested in Fiscal 2007

There were no stock option awards exercised and no stock awards vested in fiscal 2007.

Fiscal 2007 Non-Qualified Deferred Compensation

Peter L. Lynch.    In accordance with the terms of the New Lynch Employment Agreement, on our initial distribution date of December 21, 2006, we credited Mr. Lynch with a deferred compensation award valued at $357,750. This award consists of 675,000 deferred units (representing 1.25% of our shares on the initial distribution date) valued at $0.53 each. The unit value of $0.53 represents the difference between the closing per share price of the common stock on the initial distribution date as reported by NASDAQ ($14.40) and the per share price of the common stock on November 21, 2006 ($13.87).

Deferred units vest as Mr. Lynch exercises options that were granted to him on the initial distribution date. Deferred units vest on the same date that options are exercised and the number of deferred units vested equals the number of options exercised. Once vested, deferred units earn interest at a rate equal to the Citigroup prime rate as quoted in the Wall Street Journal on the day the options are exercised.

All vested deferred units and any accrued interest will be paid in cash on December 31 of 2009, 2010, 2011, 2012 with any remaining vested units and interest paid in cash on December 21, 2013 which is the seventh anniversary of the award grant.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Peter L. Lynch	—	357,750	—	—	357,750

(1)	The entire amount of $357,750 is also reported in Fiscal 2007 Summary Compensation Table under the “All Other Compensation” column.

Other Named Executive Officers.    We do not provide a non-qualified deferred compensation plan to any of our other employees, including the named executive officers.

EMPLOYMENT AGREEMENTS

Peter L. Lynch.    Effective October 23, 2006 (the “effective date”), we entered into an employment agreement with Mr. Lynch. The term of the agreement commenced upon our emergence from bankruptcy and continues through fiscal 2010. Under the agreement, Mr. Lynch’s annual base salary is $1,250,000 and he is eligible to receive a bonus upon the achievement of certain performance objectives equal to 100% of his annual base salary subject to adjustment by the Committee from time to time.

Under the terms of the agreement, on December 21, 2006 Mr. Lynch received 405,000 RSUs and 675,000 stock options at an exercise price of $14.40. The options and RSUs vest in equal annual installments on June 30 of 2008, 2009 and 2010, subject to Mr. Lynch’s continued employment on each vesting date. Upon a change of control, the options and RSUs will vest in full.

In addition to the annual bonus opportunity described above, the agreement provided for a one-time bonus of $2,000,000 payable following the restructuring date. This bonus was established to encourage retention of Mr. Lynch while motivating him toward the successful emergence from bankruptcy.

During the term of the agreement, Mr. Lynch is entitled to participate in all pension and welfare benefits provided to senior executives generally from time to time, as well as medical, dental, life insurance and disability benefits.

For a description of the severance arrangements with Mr. Lynch, see Potential Payments Upon Termination.

Other Named Executive Officers.    We do not have employment agreements with any of our other named executive officers. Except for the Bankruptcy Severance Plan described below, we do not have any severance agreements with any of our other named executive officers.

POTENTIAL PAYMENTS UPON TERMINATION

Equity Incentive Plan.    Our Plan provides that all unvested stock options and restricted stock units vest in the event of a change in control. Change in control is defined as any of the following:

•	any person becomes the beneficial owner, directly or indirectly of securities representing 51% or more of the combined voting power of the Company’s then outstanding securities;

•

the individuals who, on the effective date, constituted the Board of Directors, and any new director whose appointment or election by the Board or nomination for election by our shareholders was approved or recommended by a vote of at least 51% of the directors then still in office who either were directors on the effective date or whose appointment, election or nomination for election was previously approved or recommended cease for any reason to constitute a majority of the number of directors then serving;

•	we are merged or consolidated with another corporation; or

•	the shareholders approve a plan of liquidation or dissolution, or we sell or dispose of all or substantially all of our assets.

The following table reflects the incremental value that each of the named executive officers would have received due to the acceleration of equity awards outstanding under the Plan if a change in control had occurred on June 27, 2007.

Name	Value of Unvested Options ($)	Value of Unvested RSUs ($)	Total ($)
Peter L. Lynch	10,786,500	12,303,900	23,090,400
Bennett L. Nussbaum	1,546,704	1,149,913	2,696,617
Larry B. Appel	1,148,988	854,225	2,003,213
Frank O. Eckstein	883,835	657,089	1,540,924

(1)	Values for stock option and RSU grants are based on the closing price of $30.38 on June 27, 2007.

Amounts paid to Thomas P. Robbins, who retired effective August 22, 2007, are described below.

Severance Arrangements for Mr. Lynch.    Mr. Lynch is the only named executive officer with a severance plan in place. In the event that Mr. Lynch’s employment is terminated by us without cause, he resigns for good reason or we provide him with notice of our intention not to renew the term of his employment agreement, Mr. Lynch is entitled to receive:

•	his then current base salary and target bonus throughout the non-compete period (as defined below), paid monthly over the period;

•	a pro rata annual incentive bonus for the year in which termination occurs based on our actual performance for such year; and

•	continuation of benefits during the non-compete period.

Cause is defined as a termination of Mr. Lynch based upon any of the following:

•	he has been convicted of (or pleads guilty or no contest to) a felony involving theft or moral turpitude;

•	he has engaged in conduct that constitutes gross misconduct in the performance of his duties;

•	he materially breaches the terms of the agreement and the breach is not fully cured within 10 business days after we provide him with written notice; or

•

he materially breaches a written Company policy that is determined by the Board in good faith to be material to us, and the breach is not fully cured within 10 business days after we provide him with written notice.

Good reason includes the following events that are taken by us without Mr. Lynch’s consent:

•	a reduction of his base salary or bonus opportunity, other than in connection with any across-the-board reduction of base salaries or target bonus opportunities of senior executives;

•	a failure to nominate him for election as Chairman of the Board;

•	a failure to appoint him as Chairman during the period he serves on the Board;

•	the failure of the acquirer of all or substantially all of the assets of our Company to assume the agreement if we are to be liquidated within a reasonable period of time following the acquisition;

•	a material diminution in his duties or responsibilities; or

•	our decision not to renew the original term of the agreement or any renewal term.

The non-compete period means the full and fractional years equal in number to one plus the remaining portion of the Company’s fiscal year at the time of his termination of employment.

In the event that Mr. Lynch’s employment is terminated due to his death or disability, he is entitled to receive a pro rata portion of the annual incentive bonus that he would otherwise have received for the year of termination.

The following table reflects the amounts that Mr. Lynch would have received under each termination scenario as if the event had occurred on June 27, 2007, in accordance with his employment agreement.

	Death or Disability ($)(1)	Retirement ($)	Termination for Cause ($)(2)	Termination by Employee without Good Reason ($)(2)	Termination by Company without Cause or For Good Reason by Employee ($)(1)	Termination by Company without Cause or For Good Reason by Employee Two Years Following a Change-in- Control ($)(1)
Cash Severance Amount (3)	—	—	—	—	2,500,000	2,500,000
Accelerated Vesting of Stock Options	—	—	—	—	10,786,500	10,786,500
Accelerated Vesting of RSUs	—	—	—	—	12,303,900	12,303,900
Continuation of Benefits	—	—	—	—	7,944	7,944
Tax Gross Up (4)	—	—	—	—	3,447,119	3,447,119

(1)	Employee receives all accrued obligations to date including bonus prorated for portion of the year employed and paid based on actual company performance for the year.
(2)	Employee receives all accrued obligations to date excluding prorated bonus .
(3)	Includes base salary, target bonus throughout non-compete period and pro-rata annual incentive bonus.
(4)	With respect to the tax gross-up, we assumed an excise tax rate under 280G of the Internal Revenue Code of 20%, a 35% federal income tax rate and a 1.45% Medicare tax rate.

Bankruptcy Severance Plan.    Under the Bankruptcy Severance Plan, which expires on November 21, 2007, the named executive officers are entitled to receive severance compensation in the event they are terminated for any reason other than cause. Under the terms of the plan, the Chief Executive Officer is entitled to receive an amount equal to two times base salary plus target bonus for the year in which he is terminated, and the other named executive officers are entitled to receive one and one-half times base salary.

The following table reflects the amounts that the named executive officers would have received under the plan had they been terminated on June 27, 2007.

Name	Termination other than for Cause ($)	Termination for Cause ($)
Peter L. Lynch	5,000,000	—
Bennett L. Nussbaum	795,000	—
Larry B. Appel	675,000	—
Frank O. Eckstein	562,500	—
Thomas P. Robbins	562,500	—

The tables above do not include amounts to which the executives would be entitled to receive that are already described in the compensation tables that appear earlier in this proxy statement, including:

•	the value of equity awards that are already vested; and

•	amounts previously deferred into the deferred compensation plan.

Severance Payments to Mr. Robbins.    In connection with the retirement of Thomas P. Robbins, effective August 22, 2007, we agreed to pay Mr. Robbins the following severance amounts in lieu of any amounts due under the Bankruptcy Severance Plan in recognition of his service to us during the period that included our Chapter 11 proceedings, and to assist him in a smooth transition. The post-emergence Committee approved terms of the severance agreement with Mr. Robbins. The agreement outlines the following payments to be made to Mr. Robbins: (1) $562,500 representing 18 months of base salary; (2) $21,634.62 representing three weeks vacation; (3) a payment of at least a target fiscal 2007 bonus payout under the AIP, or $300,000; (4) $50,100 representing a pro-rated target fiscal 2008 bonus payout under the AIP for the period from June 28, 2007 through August 22, 2007; and (5) $27,288 to continue health benefit coverage for 18 months.

PROPOSAL 2—APPROVAL OF AN AMENDMENT TO

THE EQUITY INCENTIVE PLAN

What is the proposed amendment to the Equity Incentive Plan?

On September 20, 2007, the Board of Directors recommended that shareholders approve an amendment to the Winn-Dixie Stores, Inc. Equity Incentive Plan that would increase the number of shares that may be issued under the Plan by 2,188,000 shares. In accordance with our Plan of Reorganization filed in connection with our emergence from Chapter 11, the initial Plan was approved and implemented by our post-emergence Board of Directors on December 21, 2006. No amendments have been made to the Plan since its implementation.

Why is the Company asking for shareholder approval of the amendment?

Based on the recommendations of our Compensation Committee as to appropriate compensation levels for our executives, our Board has determined that is in the best interest of the Company and the best interest of our shareholders to amend the Plan to increase the number of shares available for issuance under the Plan by an additional 2,188,000 shares and to increase the share limits under the Plan applicable to certain types of awards. The Board is asking for shareholder approval because the number of shares of our common stock available for issuance under the Plan and the other applicable share limits cannot be increased without shareholder approval.

How will the proposed amendment affect the Equity Incentive Plan?

As of September 4, 2007, of the 5,400,000 shares authorized for issuance under the Plan, 1,364,411 remain available for issuance. The proposed amendment to the Plan will increase the number of shares of our common stock available for issuance under the Plan from 5,400,000 shares to 7,588,000 shares. The proposed amendment to the Plan also will increase the number of shares that may be awarded under the Plan with respect to awards other than options and stock appreciation rights from 2,160,000 shares to 3,035,200 shares, increase the number of shares that may be subject to awards of options and stock appreciation rights under the Plan to an individual in any 12 month period from 2,160,000 shares to 3,035,200 shares, increase the number of shares that may be subject to awards other than options and stock appreciation rights under the Plan to an individual in any 12 month period from 2,160,000 shares to 3,035,200 shares, and increase the number of shares that may be issued pursuant to the exercise of incentive stock options under the Plan from 2,700,000 shares to 3,794,000 shares. If approved by our shareholders, this amendment will be effected through an amendment and restatement of the Plan effective as of November 7, 2007, a copy of which is attached to this proxy statement as Appendix A.

What are the consequences if the proposed amendment is not approved by the shareholders?

If our shareholders fail to approve this amendment, the existing terms of the Plan will remain unchanged and there will be no increase in the number of shares available for issuance under the Plan.

Can you provide a description of the Equity Incentive Plan?

Yes. The following discussion summarizes the material terms of the Plan. The Plan, as proposed to be amended and restated if the proposed amendment is approved, is included as Appendix A to this proxy statement.

Purpose

The purpose of the Plan is to promote the interests of the Company and its subsidiaries and shareholders by providing officers, employees, non-employee directors, consultants and independent contractors with appropriate incentives and rewards to:

•	encourage employment or service to the Company;

•	acquire proprietary interest in the long-term success of the Company; and

•	reward performance in fulfilling responsibilities for long-range and annual achievements.

Administration

The Plan is administered by our Compensation Committee (the “Committee”). The Committee may delegate to one or more of its members or to one or more executive officers the authority to grant awards to non-officers.

Eligibility

Our officers, employees, non-employee directors, consultants and independent contractors may be granted awards under the Plan; however, incentive stock options (as defined below) may only be granted to employees. Approximately 190 persons currently participate in the Plan.

Shares

As previously described, prior to amendment there are 5,400,000 shares available for issuance under the Plan. If the amendment is approved, an additional 2,188,000 shares will be available for issuance.

Prior to the amendment, no more than 2,160,000 of the total authorized shares could be awarded in the aggregate in respect of awards other than options and stock appreciation rights. If the amendment is approved, no more than 3,035,200 of the total authorized shares may be awarded in the aggregate in respect of awards other than options and stock appreciation rights. If shares subject to an award are forfeited, cancelled, exchanged, surrendered, or if an award terminates or expires without a distribution of the shares, the applicable number of shares for that award will again be available for awards.

Prior to the amendment, (i) no more than 2,160,000 shares could be subject to awards of options and stock appreciation rights to an individual in any consecutive 12 month period, (ii) no more than 2,160,000 shares of our common stock could be made subject to awards other than awards of options and stock appreciation rights granted to an individual in any consecutive 12 month period, and (iii) no more than 2,700,000 shares could be issued pursuant to the exercise of incentive stock options. If the amendment is approved, (i) no more than 3,035,200 shares may be subject to awards of options and stock appreciation rights to an individual in any consecutive 12 month period, (ii) no more than 3,035,200 shares of our common stock may be made subject to awards other than awards of options and stock appreciation rights granted to an individual in any consecutive 12 month period, and (iii) no more than 3,794,000 shares may be issued pursuant to the exercise of incentive stock options.

Types of Awards

The Committee is authorized to grant the following types of awards. Unless otherwise determined by the Committee, each award is evidenced by an award agreement containing the terms and conditions applicable to the award granted (the “Award Agreement”).

•

Options.    The Committee may grant either incentive stock options (“ISOs”), which are intended to qualify for special tax treatment under Code Section 422, or non-qualified stock options (“NQSOs”). Each option entitles the holder to purchase a number of shares of our common stock at a set exercise price, as specified in the Award Agreement. The exercise price for an option is determined by the Committee, but in no event will the exercise price be less than the fair market value of our common stock on the date of grant. Options are exercisable over an exercise period determined by the Committee (which will not exceed seven years from the date of grant).

•

Stock Appreciation Rights.    The Committee may issue stock appreciate rights (“SARs”) either independently or in tandem with a stock option. An SAR entitles the holder to the right to be paid an amount measured by the appreciation in fair market value of our common stock from the date of grant to the date of the exercise of the right. An SAR granted in tandem with an option is only exercisable to the extent the underlying option is exercisable. Payment of an SAR may be made in cash, our common stock, property, or a combination of cash, our common stock and property, as specified in the Award Agreement or determined in the discretion of the Committee. SARs are exercisable over an exercise period determined by the Committee, which will not exceed ten years from the date of grant. The grant price of an SAR will in no event be less that the fair market value of a share of our common stock on the date of grant.

•

Restricted Stock.    Restricted stock is an award of shares that may be subject to certain restrictions, such as on transferability, and a risk of forfeiture. Generally, the holder of restricted stock is entitled to the same rights as a shareholder, including the right to vote the restricted stock and the right to receive dividends.

•

Restricted Stock Units.    A restricted stock unit (“RSU”) entitles the holder to the right to receive shares or cash at the end of a deferral period, and may be conditioned upon satisfying specified performance or other criteria. The Committee may impose restrictions or conditions as to the vesting of an RSU, which may include the achievement of performance goals as set by the Committee. Upon the vesting of an RSU, a number of shares of common stock equal to the number of vested RSUs will be delivered to the holder within 30 days of the date of vesting.

•

Performance Awards.    A performance award (“PA”) is a right or other interest granted to an individual that may be denominated in cash or shares and payable in shares, cash or in a combination of both. PAs are granted with value and payment contingent upon the achievement of performance goals relating to periods of performance of at least one fiscal year. Terms and conditions of a PA are determined by the Committee. The maximum amount of a cash-based PA to any one individual, whether payable in cash or in shares, in any one performance period is $5,000,000.

•

Other Stock-Based Awards.    The Committee may grant awards in the form of other stock-based awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, our common stock. The terms and conditions of any other stock-based awards are determined by the Committee.

Performance Goals

Performance goals are pre-established by the Committee in its sole discretion, based on one or more of the following criteria (as determined in accordance with generally accepted accounting principles): revenue growth, earnings (including earnings before taxes, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization), operating income, pre- or after-tax income, cash flow (before or after dividends), earnings per share, return on equity, return on capital (including return on total capital or return on invested capital), cash flow return on investment, return on assets, market share or penetration, business expansion, share price performance, total shareholder return, improvement in or attainment of expense levels or expense ratios, employee and/or customer satisfaction, customer retention, and any combination of, or a specified increase in, any of the foregoing. Performance goals may be based upon the attainment of specified levels of performance by the Company, or a business unit, division, subsidiary, or business segment of the Company. In addition, performance goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities.

Measurement of performance relative to performance goals will exclude the impact of losses or charges in connection with restructurings or discontinued operations. In addition, the Committee in its sole discretion will have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles or practices, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable.

Adjustment to Shares

In the event that any dividend or other distribution, recapitalization, common stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects our common stock such that an adjustment is appropriate to prevent dilution or enlargement of the rights of award grantees, the Committee will make equitable changes or adjustments to the awards to prevent such dilution or enlargement of rights. The changes may include the number and kind of shares of common stock or other property, the exercise price, grant price or purchase price and the applicable performance goals.

Change in Control Provisions

Generally in the event of a change in control:

•	all awards become fully vested and exercisable;

•	the restrictions, payment conditions and forfeiture conditions will lapse; and

•	any performance conditions will be deemed to be fully achieved.

If a change in control occurs in which holders of our common stock are paid solely in cash, the Committee may, in its discretion, provide that each award will be cancelled in exchange for a cash payment.

Non-transferability

Awards granted generally are not transferable except by will or the laws of descent and distribution and are only exercisable during the lifetime of the recipient of the award or the recipient’s guardian or legal representative.

Amendment and Termination

Our Board may alter, amend, suspend or terminate the Plan in whole or in part. No amendment or termination of the Plan may adversely affect the rights of the holder of any award previously granted without the holder’s consent. Unless earlier terminated by the Board, the Plan will expire on the tenth anniversary of its adoption by the Board.

Estimate of Benefits to Executive Officers

The awards that will be made to the named executive officers pursuant to the Plan are within the discretion of the Committee and are not currently determinable. During fiscal 2007, our named executive officers were granted options to purchase an aggregate of 1,185,996 shares of common stock and 492,598 RSUs.

Federal Income Tax Consequences

The following is a brief, general summary of certain federal income tax consequences applicable to awards based on current federal income tax laws, regulations (including proposed regulations), and judicial and administrative interpretations. Federal income tax laws and regulations are frequently amended, and such amendments may or may not be retroactive. Individual circumstances may vary these results. Further, employees and other award recipients may be subject to taxes other than federal income taxes, such as federal employment taxes, state and local income taxes and estate or inheritance taxes.

NQSOs.    An individual is not subject to any federal income tax upon the grant of an NQSO. Upon exercise of an NQSO, however, he or she generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares transferred to him or her over the exercise price for the shares, with such fair market value generally determined on the date the shares are transferred pursuant to the exercise. If shares acquired upon exercise of an NQSO are later sold by the individual, then the difference between the sales price and the fair market value of the shares on the date that ordinary income previously was recognized on the shares generally will be taxable as long-term or short-term capital gain or loss (depending upon whether the shares have been held for more than one year). We normally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the individual in the year the income is recognized.

ISOs.    An employee is not subject to any federal income tax upon the grant of an ISO. In addition, normally he or she will not recognize income for federal income tax purposes as the result of the exercise of an ISO and the related transfer of shares of our common stock to him or her. However, the excess of the fair market value of the shares transferred upon exercise of the ISO over the exercise price will constitute an adjustment to income for purposes of calculating alternative minimum tax for the year in which the ISO is exercised, and an employee’s federal income tax liability may be increased as a result under the alternative minimum tax rules of the Code.

If an employee holds the shares acquired upon exercise of an ISO for at least two years following grant of the option and at least one year following exercise, he or she generally will recognize long-term capital gain or loss upon the disposition of the shares equal to the difference between the amount realized on the disposition and the exercise price for the shares. If an employee disposes of shares acquired upon exercise of an ISO before satisfying the one- and two-year holding periods described above, he or she may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income generally will be the lesser of (i) the amount realized on disposition less the exercise price for the shares, and (ii) the amount by which the fair market value of the shares transferred to the employee upon exercise exceeded the exercise price for the shares. The balance, if any, of the gain recognized on the disposition will be taxable as long-term or short-term capital gain (depending upon whether the shares have been held for more than one year).

We generally are not entitled to any federal income tax deduction on the grant or the exercise of an ISO or upon an employee’s disposition of the shares acquired after satisfying the holding periods described above. If the holding periods are not satisfied, we may be entitled to a federal income tax deduction in the year the shares are disposed of in an amount equal to any ordinary income recognized by an employee.

Stock Appreciation Rights.    An employee or other individual will recognize ordinary income for federal income tax purposes upon the exercise of an SAR for cash, our common stock, property, or a combination thereof, and the amount of income that the employee or other individual will recognize will equal the amount of cash and the fair market value of our common stock or other property that he or she receives as a result of the exercise. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the employee or other individual in the same taxable year in which the income is recognized.

Restricted Stock.    An employee or other individual is not subject to any federal income tax upon the grant of restricted stock, nor does the grant of restricted stock result in an income tax deduction for us, unless generally the restrictions on the stock do not present a substantial risk of forfeiture under Section 83 of the Code. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture, the employee or other individual will recognize ordinary income in an amount equal to the fair market value of the shares of our common stock transferred to him or her, generally determined on the date the restricted stock is no longer subject to a substantial risk of forfeiture. If the restricted stock is forfeited, the employee or other individual will recognize no income. An employee or other individual may elect under Section 83(b) of the Code to recognize the fair market value of our common stock as ordinary income at the time of grant of the restricted stock. If the employee or individual so elects, (i) he or she will not otherwise be taxed in the year that the restricted stock is no longer subject to a substantial risk of forfeiture, and (ii) if the restricted stock is subsequently forfeited, he or she will be allowed no deduction for the forfeiture.

We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the employee or other individual when such ordinary income is recognized by him or her, subject in certain cases to a $1 million annual deduction limitation under Section 162(m) of the Code with respect to certain officers.

Restricted Stock Units.    An employee or other individual generally is not subject to any federal income tax upon the grant of an RSU, nor does the grant of an RSU result in an income tax deduction for us. In the year that the RSU is paid in shares of our common stock, the employee or other individual generally will recognize ordinary income in an amount equal to the fair market value of the shares of our common stock paid under the RSU, determined at the time of payment. If the RSU is forfeited, the employee or other individual will recognize no gain. RSU grants are subject to the rules for taxing deferred compensation under Section 409A of the Code, and if an RSU grant fails to satisfy applicable requirements under such rules, an employee or other RSU recipient may be subject to additional taxes and interest.

We normally will be entitled to a deduction at the time when, and in the amount that, the employee or other individual recognizes ordinary income, subject in certain cases to a $1 million annual deduction limitation under Section 162(m) of the Code with respect to certain officers.

Performance Awards.    An employee or other individual generally will not be subject to any federal income tax upon the grant of a PA. In the year that the PA is paid in shares of cash or our common stock, the employee or other individual generally will recognize ordinary income in an amount equal to the cash and the fair market value of the shares of our common stock paid, determined at the time of such payment; provided that if the shares are subject to a substantial risk of forfeiture, income with respect to the shares will not be recognized until generally the shares are no longer subject to a substantial risk of forfeiture. We normally will be entitled to a deduction at the time when, and in the amount that, the employee or other PA holder recognizes ordinary income.

Other Stock-Based Awards.    The taxation of an employee or other individual who receives an other stock-based award will depend on the form and terms and conditions of the award. We normally will be entitled to a deduction at the time when, and in the amount that, the employee or other individual recognizes ordinary income from an other stock-based award, subject in certain cases to a $1 million annual deduction limitation under Section 162(m) of the Code with respect to certain officers.

What is the recommendation of the Board?

The Board of Directors recommends a vote FOR the

approval of the amendment to the Equity Incentive Plan.

EQUITY COMPENSATION PLANS

The following table presents information as of June 27, 2007 about our common stock that may be issued under equity-based compensation plans:

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options(1) (#)	Weighted- average exercise prices(2) ($)	Number of securities remaining available for future issuance(3)(4) (#)
Equity compensation plans approved by shareholders (5)	—	—	—
Equity compensation plans not approved by shareholders (6)	3,750,348	21.26	1,649,652

Total	3,750,348	21.26	1,649,652

(1)	Includes 929,806 restricted stock units, which will be settled in shares of common stock.
(2)	The weighted-average exercise price does not take into account the shares issuable related to restricted stock units, which have no exercise price.
(3)	Excludes securities listed in column a.
(4)	Of the securities remaining available for future issuance, 1,230,194 shares are available for issuance in the form of awards other than options and stock appreciation rights.
(5)	Pursuant to our POR, all equity-based plans existing prior to our emergence from Chapter 11 were declared terminated as of the date of emergence.
(6)	The Equity Incentive Plan was approved by the post-emergence Board pursuant to the POR, and approved by the bankruptcy court.

For further discussion of the Plan, see “Proposal 2—Approval of an Amendment to the Equity Incentive Plan” and “Compensation Discussion and Analysis”.

AUDIT COMMITTEE REPORT

What is the primary purpose of the Audit Committee?

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of accounting and financial reporting processes of the Company and its subsidiaries and the audits of the Company’s financial statements; the Company’s disclosure controls and internal control over financial reporting; the Company’s compliance with applicable law, regulatory requirements and the Company’s codes of business conduct and ethics, and other risk management programs and policies; the independence, qualifications and performance of the Company’s independent registered public accounting firm; the qualifications and performance of the Company’s internal auditors and related party transactions as required by the rules of The NASDAQ Stock Market LLC. The Audit Committee performs these duties pursuant to a written charter approved by the Board of Directors.

How does the Audit Committee perform its duties?

The Committee typically meets at least four times each year in conjunction with the Board of Directors regular meetings and telephonically four additional times each year prior to the Company filing its quarterly and annual SEC reports. Meeting agendas are prepared and provided in advance to the Committee, together with the appropriate briefing materials. The Committee maintains minutes or other records of meetings and activities.

At each regular Committee meeting, the Committee meets in separate sessions, without other representatives of Company management, with the independent registered public accounting firm, the Company’s director of internal audit and the Senior Vice President and Chief Financial Officer. Other persons, including management, other directors or outside advisers, may attend meetings of the Committee in the Committee’s sole discretion.

The Committee reports and makes recommendations as appropriate to the Board of Directors with respect to its meetings and activities, including with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent registered public accounting firm and the performance of the Company’s internal auditors.

What are the responsibilities of management?

Management is responsible for the preparation and presentation of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls, and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations.

What are responsibilities of the independent registered public accounting firm?

The independent public accountants are responsible for auditing the Company’s financial statements and expressing opinions as to their conformity with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. In addition the independent public accountants will express their own opinion on the effectiveness of the Company’s internal control over financial reporting.

What matters have members of the Audit Committee discussed with management and the independent registered public accounting firm?

In the performance of its oversight duties, the Audit Committee has reviewed and discussed with management and KPMG the audited financial statements for the fiscal year ended June 27, 2007, management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of June 27, 2007, and KPMG’s evaluation of the Company’s internal control over financial reporting as of that date. The Audit Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication With Audit Committees,” as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

With respect to the Company’s independent public accountants, the Audit Committee, among other things, discussed with KPMG matters relating to its independence and has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Audit Committee has reviewed and approved all services provided to the Company by KPMG. The Audit Committee conducted a review of services provided by KPMG which included an evaluation by management and members of the Audit Committee.

What are the results of the Audit Committee’s discussions with management and the independent registered public accounting firm?

Based upon the review and discussions described in this report, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal 2007.

Who prepared this report?

This report has been prepared and furnished by the members of the Audit Committee at the end of fiscal 2007:

Jeffrey C. Girard, Chair

Evelyn V. Follit

Gregory P. Josefowicz

PRINCIPAL AUDIT FEES AND SERVICES

What were the services provided by and fees paid to independent registered public accounting firm in the last two fiscal years?

Our independent registered public accounting firm billed us fees for the following services in fiscal 2007 and fiscal 2006:

•	Audit Fees: Our independent registered public accounting firm billed us aggregate fees for audit services of $6.0 million in fiscal 2007 and $4.3 million in fiscal 2006.

•

Audit-Related Fees:    Our independent registered public accounting firm billed us aggregate fees of $0.05 million in fiscal 2007 and $0.1 million in fiscal 2006 for audit-related services. Audit-related services for fiscal 2007 represents an audit of our profit sharing/401(k) plan, and for fiscal 2006 include audits of supermarkets in the Bahamas and our profit sharing/401(k) plan.

•

Tax Fees:    Our independent registered public accounting firm billed us fees for tax services, including tax compliance and consulting, in the amounts of $0.8 million in fiscal 2007 and $1.4 million in fiscal 2006.

•	All Other Fees: None.

In accordance with SEC rules and our Audit Committee Charter, the Audit Committee approved all fees billed by our independent registered public accounting firm in fiscal 2007.

What are the pre-approval policies of the Audit Committee for audit and non-audit services?

Under our Audit Committee Charter, the Audit Committee reviews and approves the independent registered public accounting firm’s proposed audit scope and plans, including coordination of the activities of the internal auditors and the independent registered public accounting firm. The Committee also approves the annual budget for all audit and permissible non-audit services to be provided. The Committee pre-approves all engagements of the independent registered public accounting firm. The Committee’s general policy is to restrict the engagement of the independent registered public accounting firm to the provision of audit and audit-related services, as well as permissible tax-related services.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on?

You are voting on a proposal to ratify the appointment of KPMG as our independent registered public accounting firm for fiscal 2008. The Audit Committee of the Board has appointed KPMG to serve as the independent registered public accounting firm. Although our governing documents do not require the submission of the selection of the independent registered public accounting firm to the shareholders for approval, the Board considers it desirable that the appointment of KPMG be ratified by our shareholders.

What services does the independent registered public accounting firm provide?

Audit services provided by KPMG for fiscal 2007 included the examination of our consolidated financial statements, internal control over financial reporting and services related to periodic filings made with the SEC. Additionally, KPMG provided certain services related to the consolidated quarterly reports and annual and other periodic reports and tax services as described under Principal Audit Fees and Services.

Will a representative of KPMG be present at the annual meeting?

Yes. One or more representatives of KPMG are expected to be present at the meeting. The representatives will have an opportunity to make a statement if they desire, and are expected to be available to respond to appropriate questions from shareholders.

What if this proposal is not approved?

If the appointment of KPMG as our independent registered public accounting firm is not ratified, the Audit Committee may reconsider the appointment.

What is the recommendation of the Board?

The Board of Directors recommends a vote FOR the ratification of KPMG as our independent registered public accounting firm for fiscal 2008.

STOCK OWNERSHIP BY DIRECTORS, MANAGEMENT AND 5% SHAREHOLDERS

The following table shows the beneficial ownership of our common stock, as of September 1, 2007, for:

•	each director nominee;

•	the named executive officers;

•	our directors and executive officers as a group; and

•	our 5% shareholders.

Upon the our emergence from Chapter 11 on November 21, 2006, all outstanding shares of the old common stock, including all equity awards, which were issued and/or traded under the ticker symbols “WIN” or “WNDX”, were cancelled pursuant to the Plan of Reorganization. As a result, the majority of our officers are not currently beneficial owners of the common stock. The business address for each of our directors and/or named executive officers listed below is 5050 Edgewood Court, Jacksonville, FL 32254.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Directors and Executive Officers:
Peter L. Lynch, Chairman of the Board, President and Chief Executive Officer	—	—
Evelyn V. Follit, Director	—	—
Charles P. Garcia, Director	—	—
Jeffrey C. Girard, Director	1,000	*
Yvonne R. Jackson, Director	—	—
Gregory P. Josefowicz, Director	—	—
James P. Olson, Director	2,000	*
Terry Peets, Director	—	—
Richard E. Rivera, Director	—	—
Bennett L. Nussbaum, Sr. Vice President and Chief Financial Officer	1,738	*
Larry B. Appel, Sr. Vice President, General Counsel and Secretary	—	—
Frank O. Eckstein, Sr. Vice President, Retail Operations	—	—
Thomas P. Robbins, Sr. Vice President, Merchandising	—	—
Directors and executive officers as a group (20 persons)	4,738	*
5% Shareholders:
Unicredito Italiano, S.p.A. (3)	2,709,884	5.03%
Orbis Investment Management Limited/Orbis Asset Management Limited (4)	2,714,516	5.04%
FMR Corp. (5)	6,866,820	12.74%
Advisory Research, Inc. (6)	3,910,760	7.26%

*	Indicates beneficial ownership of less than 1%.
(1)

Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	Based on 53,901,473 shares of common stock issued and outstanding as of September 1, 2007.
(3)	According to a Schedule 13G filed with the SEC on May 8, 2007 by Unicredito Italiano, S.p.A., Piazza Cordusio 2, 20123 Milan, Italy.
(4)

According to a Schedule 13G filed with the SEC on May 23, 2007 by Orbis Investment Management Limited (“OIML”) and Orbis Asset Management Limited (“OAML”), 34 Bermudiana Road, Hamilton, HM 11, Bermuda, OIML and OAML reported their holdings together because they may be deemed to constitute a “group” for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. OIML and OAML further reported that other persons have the right to receive and the power to direct the receipt of dividends from, or the proceeds from the sale of, the 2,698,141 shares beneficially owned by OIML and the 39,002 shares beneficially owned by OAML.

(5)

According to a Schedule 13G filed with the SEC on April 10, 2007 by FMR Corp. (“FMR”), 82 Devonshire Street, Boston, MA 02109, FMR reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock of Winn-Dixie Stores, Inc. and that no one person’s interest in the common stock of Winn-Dixie Stores, Inc. is more than five percent of the total outstanding common stock. According to a Schedule 13F filed with the SEC on August 17, 2007 by FMR for the quarter ended June 30, 2007, FMR is the beneficial owner of 6,866,820 shares or 12.74% of the shares outstanding.

(6)	According to a Schedule 13F filed with the SEC on August 14, 2007 by Advisory Research, Inc. (“Advisory Research”), 180 North Stetson, Suite 5500, Chicago, IL 60601.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with our Audit Committee charter, our Audit Committee is responsible for overseeing our Code of Business Conduct and Ethics and our Code of Ethics for Senior Executive and Financial Officers, which includes policies relating to conflicts of interest, and for the review and approval of related party transactions. Pursuant to this responsibility, the Audit Committee reviewed and approved the transaction described below.

We lease space in a shopping center in Seminole, Florida for one of our stores from a partnership that owns the shopping center. Family members of Larry B. Appel, our Senior Vice President and General Counsel, including his wife and certain of her immediate family members, have an approximately 50% interest in the partnership that owns the shopping center. The lease payments made by us to the partnership totaled approximately $412,000 in fiscal 2007, and the lease is expected to continue through fiscal 2008 and beyond. The lease was negotiated on an arm’s length basis, and we consider the rates associated with this lease to be market rates.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based on our review of the forms that were filed and written representations from the reporting persons, we believe that during our most recently completed fiscal year ended June 27, 2007, all of our executive officers, directors and 10% shareholders complied with all applicable reporting requirements, except for the late filing of Form 4s to report the issuance of shares in a stock distribution made in our Chapter 11 proceedings to the following executive officers: Larry B. Appel, D. Michael Byrum, David F. Henry, Bennett L. Nussbaum, Christopher L. Scott and Charles M. Weston. The late filing of these Form 4s was due to an administrative error.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

When must I submit a proposal for inclusion in 2008 proxy statement?

If any shareholder intends to present a proposal for inclusion in our proxy materials for the 2008 Annual Meeting of Shareholders, the proposal must be received by our Corporate Secretary no later than June 30, 2008. The proposal must comply with the SEC regulations set forth in Rule 14a-8 under the Exchange Act.

Can I present a matter at the 2008 Annual Meeting of Shareholders?

Our By-Laws provide a formal procedure for bringing business before an annual meeting of shareholders. A shareholder that intends to present a matter before the 2008 Annual Meeting of Shareholders is required to deliver a written notice to the Corporate Secretary not earlier than August 9, 2008 and not later than September 8, 2008. In the event that the date of the annual meeting is more than 25 days before or after November 7, 2008, the notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

The notice must contain a brief description of the business desired to be brought, the reasons for conducting such business, the name and address of the shareholder and the number of shares of our stock the shareholder beneficially owns, a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) and any material interest of the shareholder in such business, and a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

If these procedures are not complied with, the proposed business will not be transacted at the annual meeting. The By-Law provisions are not intended to affect any rights of shareholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 under the Exchange Act.

MISCELLANEOUS

As of the date of this proxy statement, management does not know of any other matter that will come before the meeting.

By Order of the Board of Directors,

Larry B. Appel

Secretary

September 26, 2007

Please sign and return the enclosed proxy promptly. Alternatively, you may give a proxy electronically or by telephone by following the instructions on your proxy card or in the proxy statement. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

APPENDIX A

WINN-DIXIE STORES, INC.

AMENDED AND RESTATED

EQUITY INCENTIVE PLAN

1. Purpose; Types of Awards; Construction.

The purpose of the WINN-DIXIE STORES, INC. Equity Incentive Plan (the “Plan”) is to promote the interests of the Company and its Subsidiaries and the stockholders of the Company by providing officers, employees, non-employee directors, consultants, and independent contractors of the Company and its Subsidiaries with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company or its Subsidiaries, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling their personal responsibilities for long-range and annual achievements. The Plan provides for the grant, in the sole discretion of the Committee, of options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights, restricted stock, restricted stock units, stock- or cash-based performance awards, and other stock-based awards. The Plan is designed so that Awards granted hereunder which are intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code may comply with such requirements, and the Plan and Awards shall be interpreted in a manner consistent with such requirements. Notwithstanding any provision of the Plan, to the extent that any Awards would be subject to Section 409A of the Code, this Plan and Awards shall be interpreted in a manner consistent with Section 409A of the Code and any regulations or guidance promulgated thereunder.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Awards, or Other Stock-Based Award granted under the Plan.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means, unless otherwise specified in the particular employment agreement applicable to the Grantee or the Award Agreement, that the Grantee has (a) continually failed to substantially perform, or been grossly negligent in the discharge of, his or her duties to the Company or any of its subsidiaries (in any case, other than by reason of a disability, physical or mental illness); (b) committed or engaged in an act of theft, embezzlement or fraud, (c) been convicted of or plead guilty or nolo contendere to a felony or a misdemeanor with respect to which fraud or dishonesty is a material element, (d) materially violated any material policy of the Company or any of its Subsidiaries, or (e) intentionally engaged in any other action or inaction that the Committee determines was not taken in good faith for the best interests of the Company. Determination of Cause shall be made by the Committee in its sole discretion.

(e) A “Change in Control” shall be deemed to have occurred if, after the Effective Date, the event set forth in any one of the following paragraphs shall have occurred:

(1) any Person becomes after the six month anniversary of the Effective Date the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 51% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below and excluding any Person who becomes such a Beneficial Owner solely by reason of the repurchase of shares by the Company; or

(2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least 51% of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(3) there is consummated a merger or consolidation of the Company or any Subsidiary with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 51% or more of the combined voting power of the Company’s then outstanding securities; or

(4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, (1) a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, (2) a “Change in Control” shall not occur for purposes of the Plan as result of any primary or secondary offering of Company common stock to the general public through a registration statement filed with the Securities and Exchange Commission, (3) a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of the Joint Plan of Reorganization of the Company and (4) for purposes of Awards subject to Section 409A of the Code, a “Change in Control” shall have occurred only if such Change in Control is also a “a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets,” within the meaning of Code Section 409A.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” shall mean the Compensation Committee of the Board, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board, is an “outside director” within the meaning of Section 162(m) of the Code, a “non-employee director” within the meaning of Rule 16b-3, and an “independent” director within the meaning of the listing requirements of any national securities exchange on which the Stock is principally traded.

(h) “Company” means Winn-Dixie Stores, Inc., a corporation organized under the laws of the State of Florida, or any successor corporation.

(i) “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(k) “Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing price per share of Stock on the national securities exchange on which the Stock is principally traded for such particular date, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for such particular date, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(l) “Grantee” means an officer, employee, non-employee director, consultant, or independent contractor of the Company or any Subsidiary of the Company that has been granted an Award under the Plan.

(m) “Harmful Conduct” means, unless otherwise specified in the Award Agreement, (i) a breach in any material respect of an agreement to not reveal confidential information regarding the business operations of the Company or any Affiliate or an agreement to refrain from solicitation of the customers, suppliers or employees of the Company or any Affiliate, or (ii) a violation of any of the restrictive covenants contained in the Grantee’s employment, severance or other agreement with the Company, or any of its Affiliates.

(n) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(o) “NQSO” means any Option that is not designated as an ISO.

(p) “Option” means a right, granted to a Grantee under Section 6(b)(i) of the Plan, to purchase shares of Stock. An Option may be either an ISO or an NQSO.

(q) “Other Stock-Based Award” means a right or other interest granted to a Grantee under Section 6(b)(vi) of the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock.

(r) “Performance Award” means a right or other interest granted to a Grantee under Section 6(b)(v) of the Plan that may be payable in cash or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock and which is awarded upon the attainment of Performance Goals.

(s) “Performance Goals” means performance goals pre-established by the Committee in its sole discretion, based on one or more of the following criteria (as determined in accordance with generally accepted accounting principles): revenue growth, earnings (including earnings before taxes, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization), operating income, pre- or after-tax income, cash flow (before or after dividends), earnings per share, return on equity, return on capital (including return on total capital or return on invested capital), cash flow return on investment, return on assets, market share or penetration, business expansion, share price performance, total shareholder return, improvement in or attainment of expense levels or expense ratios, employee and/or customer satisfaction, customer retention, and any combination of, or a specified increase in, any of the foregoing. The performance goals may be based upon the attainment of specified levels of performance by the Company, or a business unit, division, Subsidiary, or business segment of the Company. In addition, the performance goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee in its sole discretion may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria, including without limitation, performance goals based on the Grantee’s individual performance. Performance Goals may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned. Measurement of performance relative to Performance Goals shall exclude the impact of losses or charges in connection with restructurings or discontinued operations. In addition, the Committee in its sole discretion shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary of the Company or the financial statements of the Company or any Subsidiary of the Company, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles or practices, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable.

(t) “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any Subsidiary, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(u) “Plan” means this Winn-Dixie Stores, Inc. Equity Incentive Plan, as amended from time to time.

(v) “Repricing” shall have the meaning set forth in Section 3 of the Plan.

(w) “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(iii) of the Plan that may be subject to certain restrictions and to a risk of forfeiture.

(x) “Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iv) of the Plan to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(y) “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(z) “Stock” means shares of the common stock, par value $0.001 per share, of the Company.

(aa) “Stock Appreciation Right” or “SAR” means the right, granted to a Grantee under Section 6(b)(ii) of the Plan, to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(bb) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(cc) “Total Authorized Shares” shall have the meaning set forth in Section 5 of the Plan.

(dd) “Substitute Awards” means Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

3. Administration.

The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award or the issuance of Stock pursuant to any Award; to determine Performance Goals no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, neither the Board, the Committee nor their respective delegates shall have the authority without first obtaining the approval of the Company’s stockholders to reprice (or cancel and regrant) any Option or SAR or, if applicable, other Award at a lower exercise, base or purchase price, to cancel any Option or SAR in exchange for cash or another Award if such cancellation has the same effect as lowering the exercise, base or purchase price of such Option or SAR, or to take any other action with respect to an Award that would be treated as a repricing under the rules and regulations of the principal securities market on which the Stock is traded (any such actions, a “Repricing”).

All determinations of the Committee shall be made by a majority of its members either present in person or participating via video conference or other electronic means, at a meeting, or by written consent. The Committee may delegate to one or more of its members or to one or more executive officers or other agents such administrative duties as it may deem advisable (including the authority to grant Awards to non-officers), and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any Subsidiary of the Company, or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4. Eligibility.

Awards may be granted to officers, employees, non-employee directors, consultants, or independent contractors of the Company or its Subsidiaries. In determining the persons to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee may take into account the duties of the respective persons, their present and potential contributions to the success of the Company or its Subsidiaries and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5. Stock Subject to the Plan.

(a) The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 7,588,000 shares of Stock, subject to adjustment as provided herein (“Total Authorized Shares”). Subject to adjustment as provided herein, no more than 3,035,200 of the Total Authorized Shares may be awarded under the Plan in the aggregate in respect of Awards other than Options and SARs. If any shares of Stock subject to an Award are forfeited, cancelled, exchanged, surrendered, or if an Award terminates or expires without a distribution of shares to the Grantee, the applicable number of shares of Stock with respect to such Award (determined in a manner consistent with the immediately preceding sentence) shall, to the extent of any such forfeiture, cancellation or exchange, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any Awards such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. Substitute Awards shall not reduce the shares of Stock reserved for the grant of Awards under the Plan or authorized for Awards granted to an individual.

(b) Subject to adjustment as provided herein, (i) no more than 3,035,200 shares of Stock may be made subject to Awards of Options and SARs granted to an individual in any consecutive twelve month period, (ii) no more than 3,035,200 shares of Stock may be made subject to Awards other than Awards of Options and SARs granted to an individual in any consecutive twelve month period and (iii) no more than 3,794,000 shares of stock may be issued pursuant to exercise of ISOs. Determinations made in respect of the limitations set forth in the immediately preceding sentence shall be made in a manner consistent with Section 162(m) of the Code.

(c) Shares of Stock may, in whole or in part, be authorized but unissued shares or shares of Stock that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.

(d) In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments to any or all of the following in order to prevent such dilution or enlargement of rights: (i) the maximum number and kind of shares of Stock or other property (including cash) that may be issued hereunder in connection with Awards, (ii) the maximum number of shares of Stock that may be made subject to Awards to any individual, (iii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iv) the exercise price, grant price, or purchase price relating to any Award; provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code; and (v) the Performance Goals applicable to outstanding Awards.

6. Specific Terms of Awards.

(a) General.    The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any Subsidiary of the Company upon the grant, maturation, or exercise of an Award shall be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and on such other terms and conditions set forth in the Award Agreement (to the extent consistent with the Plan). The Committee may make rules relating to any permitted installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.

(b) Types of Awards.    The Committee is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon the achievement of Performance Goals. Unless otherwise determined by the Committee, each Award shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter.

(i) Options.    The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(A) Type of Award.    The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(B) Exercise Price.    The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but, except for outstanding awards assumed, converted or replaced in connection with a corporate transaction, in no event shall the exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee, through a “broker cashless exercise” procedure approved by the Committee, a combination of the above, or any other method approved the Committee, in any case in an amount having a combined value equal to such exercise price.

(C) Term and Exercisability of Options.    Unless the Committee determines otherwise, the date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed seven years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(D) Other Provisions.    Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares of Stock acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

(ii) SARs.    The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

(A) In General.    SARs may be granted independently or in tandem with an Option at the time of grant of the related Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment of an SAR may be made in cash, Stock, property, or a combination of the foregoing, as specified in the Award Agreement or determined in the sole discretion of the Committee.

(B) Term and Exercisability of SARs.    Unless the Committee determines otherwise, the date on which the Committee adopts a resolution expressly granting an SAR shall be considered the day on which such SAR is granted. SARs shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that (i) subject to clause (ii) below, no SAR granted to an employee of the Company or a Subsidiary (other than Substitute Awards) shall vest prior to the first anniversary of the date on which the SAR is granted and (ii) the Committee shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate.

(C) Payment.    An SAR shall confer on the Grantee a right to receive an amount with respect to each share of Stock subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine but in no event shall be less than the Fair Market Value of a share of Stock on the date of grant of such SAR). An SAR may be exercised by giving written notice of such exercise to the Committee or its designated agent.

(iii) Restricted Stock.    The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

(A) Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee shall have the authority to accelerate the exercisability of any outstanding award of Restricted Stock at such time and under such circumstances as it, in its sole discretion, deems appropriate. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(B) Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(C) Dividends.    Except to the extent restricted under the applicable Award Agreement, dividends paid on Restricted Stock shall be paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(iv) Restricted Stock Units.    The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(A) Conditions to Vesting.    At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Awards as it, in its discretion, deems appropriate, including, but not limited to, the achievement of Performance Goals. The Committee shall have the authority to accelerate the settlement of any outstanding award of Restricted Stock Units at such time and under such circumstances as it, in its sole discretion, deems appropriate.

(B) Delivery of Shares.    Unless otherwise provided in an Award Agreement or except as otherwise provided in the Plan, upon the vesting of a Restricted Stock Unit there shall be delivered to the Grantee, within 30 days of the date on which such Award (or any portion thereof) vests, that number of shares of Stock equal to the number of Restricted Stock Units becoming so vested.

(C) Dividend Equivalents.    Subject to the requirements of Section 409A of the Code, an Award of Restricted Stock Units may provide the Grantee with the right to receive dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned or vested), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements and any such crediting of dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

(D) Deferrals.    The Committee may require or permit Grantees to elect to defer the delivery of shares of Stock that would otherwise be due by virtue of the vesting of the Restricted Stock Units under such rules and procedures as the Committee shall establish; provided, however, to the extent that such deferral is subject to Section 409A of the Code, the rules and procedures established by the Committee shall comply with Section 409A of the Code.

(v) Performance Awards.    The Committee is authorized to grant Performance Awards to Grantees, which may be denominated in cash or shares of Stock and payable either in shares of Stock, in cash, or in a combination of both. Such Performance Awards shall be granted with value and payment contingent upon the achievement of Performance Goals and such goals shall relate to periods of performance of not less than one calendar year. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. The maximum amount that any Grantee may receive with respect to cash-based Performance Awards pursuant to this Section 6(b)(v) whether payable in cash or in shares of Stock in respect of any performance period is $5,000,000. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate and no Grantee shall have any right to any particular payment or distribution unless and until the Committee certifies that the applicable Performance Goals have been achieved and the Committee has determined the final amount of such payment or distribution. No payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Performance-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

(vi) Other Stock-Based Awards.    The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter (including, in the discretion of the Committee, the right to receive dividend equivalent payments with respect to Stock subject to the Award).

(c) Termination of Service.    Except as otherwise set forth in the Award Agreement, (1) upon the Grantee’s termination of service with the Company or any of its Subsidiaries, the Grantee shall have 90 days following the date of such termination of service to exercise any portion of an Option or SAR that the Grantee could have exercised on the date of such termination of service; provided, however, that such exercise must be accomplished prior to the expiration of the Award term; (2) if the Grantee’s termination of service is due to total and permanent disability (as defined in any agreement between the Grantee and the Company or, if no such agreement is in effect, as determined by the Committee in its good faith discretion) or death, the Grantee, or the representative of the estate of the Grantee, as the case may be, may exercise any portion of the Option or SAR which the Grantee could have exercised on the date of such termination for a period of one year thereafter, regardless of the otherwise scheduled expiration of the Award term; and (3) in the event of a termination of the Grantee’s service with the Company or any of its Subsidiaries for Cause, the unexercised portion of the Option or SAR shall terminate immediately and the Grantee shall have no right thereafter to exercise any part of the Award.

(d) Forfeiture/ Repayment of Awards.    In addition to the forfeiture of Awards as provided in Section 6(c), if the Grantee engages in Harmful Conduct, prior to or following termination of employment,

the Grantee shall forfeit any then outstanding Award, and shall return to the Company, without consideration, any shares of Stock owned by the Grantee that were previously subject to an Award and any cash amounts previously paid to a Grantee in respect of an Award. To the extent the shares of Stock subject to this Section 6(d) have been previously sold or otherwise disposed of by the Grantee during the twelve-month period preceding the Grantee engaging in Harmful Conduct, the Grantee shall repay to the Company the aggregate Fair Market Value of such shares of Stock on the date of such sale or disposition, less any amounts paid to the Company for such shares. In addition, to the extent set forth in the Award Agreement, if the Company is required to restate its financial statements, the Company may require that a Grantee repay to the Company the aggregate Fair Market Value of any Award (regardless of whether such Award was payable in shares of Stock or cash) that vested upon the attainment of Performance Goals to the extent such Performance Goals would not have been achieved had such restatement not been required.

7. Change in Control Provisions.

(a) Unless otherwise determined in an Award Agreement, in the event of a Change of Control, (i) all Awards shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved and with respect to each outstanding Award that is assumed or substituted in connection with a Change in Control, such Award shall remain subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that the Award shall confer the right to purchase or receive, for each share subject to the Option, SAR, award of Restricted Stock, award of Restricted Stock Units, Performance Award, or Other Stock-Based Award the consideration (whether stock, cash or other securities or property) received in the Change in Control by holders of shares of Stock for each share of Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the greatest number of holders of the outstanding shares). Notwithstanding any other provision of the Plan, in the event of a Change in Control in which the consideration paid to the holders of shares of Stock is solely cash, the Committee may, in its discretion, provide that each Award shall, upon the occurrence of a Change in Control, be cancelled in exchange for a payment in an amount equal to (i) the excess of the consideration paid per share of Stock in the Change in Control over the exercise or purchase price (if any) per share of Stock subject to the Award multiplied by (ii) the number of Shares granted under the Option or SAR. In the event of any Change in Control or any other merger, consolidation or other reorganization in which the Company participates or that affects shares of Stock, all of the Company’s obligations regarding any Awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash) in an amount determined by the Committee in its sole discretion to be appropriate.

8. General Provisions.

(a) Nontransferability.    Unless otherwise determined by the Committee, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

(b) No Right to Continued Employment, etc.    Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company or Subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee’s employment or independent contractor relationship.

(c) Taxes.    Prior to the settlement of any Award, the Grantee shall be required to pay to the Company in cash all federal, state and local taxes required to be withheld in respect of such settlement. The Committee may provide in the Award Agreement that in the event that a Grantee is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, such withholding and other taxes shall be satisfied with shares of Stock to be received upon settlement or exercise of such Award equal to the minimum amount required to be withheld. Notwithstanding the foregoing, the Company is authorized to take such action as the Committee deems advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.

(d) Stockholder Approval; Amendment and Termination.

(i) The Plan shall take effect upon the effective date of the Joint Plan of Reorganization of the Company (the “Effective Date”).

(ii) The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that results in a Repricing and an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan.

(e) Expiration of Plan.    Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the date of the Plan’s adoption by the Board. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted.

(f) No Rights to Awards; No Stockholder Rights.    No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares of Stock covered by the Award until the date of the issuance of a Stock certificate to him for such shares or the issuance of shares to him in book-entry form.

(g) Unfunded Status of Awards.    The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(h) No Fractional Shares.    No fractional shares of Stock shall be required to be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(j) Governing Law.    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Florida without giving effect to the conflict of laws principles thereof.

(k) Foreign Employees.    Awards may be granted to employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for employees on assignments outside their home country.

WINN-DIXIE STORES, INC.

5050 EDGEWOOD COURT

JACKSONVILLE, FLORIDA 32254-3699

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter L. Lynch and Terry Peets, and each of them, as proxies, each with full power of substitution, and authorizes them to vote all shares of common stock of Winn-Dixie Stores, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Wednesday, November 7, 2007, at 9:00 a.m., Eastern time, at the corporate headquarters of the Company, 5050 Edgewood Court, Jacksonville, Florida, and at any adjournment or postponement of the meeting as designated on the reverse side of this form.

(Continued and to be signed on the reverse side)

WINN-DIXIE STORES, INC.

5050 Edgewood Court, Jacksonville, FL 32254

Annual Meeting of Shareholders to be held

November 7, 2007

PROXY VOTING INSTRUCTIONS

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

-OR-

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

-OR-

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible

COMPANY NUMBER
ACCOUNT NUMBER

You may vote by telephone or through the Internet up until 11:59 p.m., Eastern time, on November 6, 2007.

ê  Please detach along perforated line and mail in the envelope provided only if you are not voting by telephone or through the Internet.  ê

■ 20930300000000000000 7	110707

The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1,

FOR Proposal 2 and FOR Proposal 3.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors for a term of one year.				2.	Approval of an amendment to the	☐	☐	☐
Equity Incentive Plan to increase the number of shares available under the Plan by 2,188,000 shares and to increase the shares available under the Plan applicable to certain types of awards.
					3.	Ratification of the appointment of KPMG as the independent registered public accounting firm for fiscal 2008.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	m m	Evelyn V. Follit Charles P. Garcia		4.	The proxies are authorized to vote, at their discretion, upon such other business as may properly come before the meeting or any
☐	WITHOLD AUTHORITY	m	Jeffrey C. Girard			adjournments or postponements of the meeting.
	FOR ALL NOMINEES	m	Yvonne R. Jackson
		m	Gregory P. Josefowicz		This proxy, when properly executed, will be voted in the manner directed
☐	FOR ALL EXCEPT	m	Peter L. Lynch		by the undersigned shareholder. If no direction is made, this proxy will be
	(See instruction below)	m	James P. Olson		voted FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3.
		m	Terry Peets
m	Richard E. Rivera	Your vote is important. Please vote by telephone, through the Internet or by signing and dating this proxy card below and returning promptly in the enclosed postage-paid envelope so that your shares can be represented at the meeting.
INSTRUCTION: To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the
Internet exclusively, and no longer receive any material by mail please visit
http://www.amstock.com. Click on Shareholder Account Access to enroll.
Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-
mail address.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes
to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Shareholder	Date	Signature of Shareholder	Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.